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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Territorial Bancorp Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Territorial Bancorp Inc.

NOTICE OF

2018

ANNUAL MEETING AND PROXY STATEMENT

April 17, 2018

Dear Fellow Stockholder:

You are cordially invited to attend the 2018 annual meeting of stockholders of Territorial Bancorp Inc. The meeting will be held at 1132 Bishop Street, Suite 611, Honolulu, Hawaii, on May 17, 2018, at 8:30 a.m., local time.

The notice of annual meeting and proxy statement appearing on the following pages describe the formal business to be transacted at the meeting. Officers of the Company will be present to respond to appropriate questions of stockholders.

As explained in the Proxy Statement, the Board of Directors recommends that you vote for:

  ▶
  Proposal 1: The Election of Directors;

  ▶
  Proposal 2: The Ratification of the Appointment of Moss Adams LLP as our Independent Registered Public Accounting Firm; and

  ▶
  Proposal 3: The Advisory Approval of our Executive Compensation.

It is important that your shares are represented at this meeting, whether or not you attend the meeting in person and regardless of the number of shares you own. To make sure your shares are represented, we urge you to complete and mail the enclosed proxy card promptly. If you attend the meeting, you may vote in person even if you have previously mailed a proxy card.

We look forward to seeing you at the meeting.

Sincerely,
Allan S. Kitagawa Chairman of the Board, President and Chief Executive Officer

    2018 Proxy Statement

1132 Bishop Street, Suite 2200
Honolulu, Hawaii 96813
(808) 946-1400

NOTICE OF 2018 ANNUAL MEETING OF STOCKHOLDERS

TIME AND DATE	8:30 a.m. on May 17, 2018
PLACE	1132 Bishop Street, Suite 611 Honolulu, Hawaii
ITEMS OF BUSINESS	(1)	To elect two directors to serve for a term of three years.
	(2)	To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2018.
	(3)	To consider a nonbinding proposal to approve our executive compensation as described in the proxy statement.
	(4)	To transact such other business as may properly come before the meeting and any adjournment or postponement thereof.
RECORD DATE	To vote, you must have been a stockholder at the close of business on March 29, 2018.
PROXY VOTING
It is important that your shares be represented and voted at the meeting. You can vote your shares by completing and returning the proxy card or voting instruction card sent to you. Voting instructions are printed on your proxy or voting instruction card and included in the accompanying proxy statement. You can revoke a proxy at any time before its exercise at the meeting by following the instructions in the proxy statement.

Vernon Hirata Corporate Secretary April 17, 2018

    2018 Proxy Statement

Please Vote

It is very important that you vote to play a part in the future of your Company.

Proposals That Require Your Vote

Proposal		More Information	Board Recommendation
1	To elect two directors to serve for a term of three years	Page 8	FOR all nominees

2	To ratify the selection of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2018	Page 12	FOR

3	To consider a nonbinding proposal to approve our executive compensation as described in the proxy statement	Page 13	FOR

By Internet Using a Computer	By Telephone	By Mail

Vote 24/7 www.proxyvote.com	Dial toll-free 24/7 1-800-690-6903	Cast your ballot, sign your proxy card and send by pre-paid mail

Please Visit Our Annual Meeting Website: annualmeeting.territorialsavings.net
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Territorial Bancorp Inc.

Proxy Statement

This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Territorial Bancorp Inc. (the "Company") to be used at the annual meeting of stockholders of the Company. The Company is the holding company for Territorial Savings Bank (the "Bank"). The annual meeting will be held at 1132 Bishop Street, Suite 611, Honolulu, Hawaii, on Thursday, May 17, 2018, at 8:30 a.m., local time. This proxy statement and the enclosed proxy card are being mailed to stockholders of record on or about April 17, 2018.

Voting and Proxy Procedure

Who Can Vote at the Meeting

You are entitled to vote your Company common stock if the records of the Company show that you held your shares as of the close of business on March 29, 2018. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in "street name" and these proxy materials are being forwarded to you by your broker or other nominee. As the beneficial owner, you have the right to direct your broker how to vote.

As of the close of business on March 29, 2018, there were 9,735,030 shares of Company common stock outstanding for voting purposes. Each share of common stock has one vote. The Company's Articles of Incorporation provide that, subject to certain exceptions, a record owner of the Company's common stock for a person who beneficially owns, either directly or indirectly, in excess of 10% of the Company's outstanding shares, is not entitled to any vote in respect of the shares held in excess of the 10% limit.

Attending the Meeting

If you were a stockholder as of the close of business on March 29, 2018, you may attend the meeting. However, if your shares of Company common stock are held by a broker, bank, or other nominee (i.e., in "street name"), you will need proof of ownership to be admitted to the meeting. A recent brokerage statement or a letter from a bank or broker are examples of proof of ownership. If you want to vote your shares of Company common stock held in street name in person at the meeting, you will have to get a written proxy in your name from the broker, bank, or other nominee who holds your shares.

Vote Required

A majority of the outstanding shares of common stock entitled to vote is required to be represented at the meeting to constitute a quorum for the transaction of business. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes also will be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank, or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the broker, bank, or other nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

    2018 Proxy Statement    1

In voting on the election of directors, you may vote in favor of all nominees, withhold votes as to all nominees, or withhold votes as to specific nominees. There is no cumulative voting for the election of directors. Directors are elected by a plurality of the votes cast at the annual meeting. This means that the nominees receiving the greatest number of votes will be elected. Votes that are withheld and broker non-votes will have no effect on the outcome of the election. In addition, the Company has adopted a majority voting policy with respect to the election of directors. For more information, see "Majority Voting Policy."

In voting to ratify the appointment of Moss Adams LLP as our independent registered public accounting firm, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To be approved, this matter requires the affirmative vote of a majority of the votes cast at the annual meeting. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal.

In voting on the nonbinding proposal to approve our executive compensation, you may vote in favor of the proposal, vote against the proposal, or abstain from voting. To approve the proposal, the affirmative vote of a majority of the votes cast at the annual meeting is required. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on this proposal. While this vote is required by law, it will neither be binding on us or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on, us or the Board of Directors.

Voting by Proxy

The Company's Board of Directors is sending you this proxy statement to request that you allow your shares of Company common stock to be represented at the annual meeting by the persons named in the enclosed proxy card. All shares of Company common stock represented at the meeting by properly executed and dated proxies will be voted according to the instructions indicated on the proxy card. If you sign, date, and return a proxy card without giving voting instructions, your shares will be voted as recommended by the Company's Board of Directors. The Board of Directors recommends that you:

  ▶
  vote for each of the nominees for director;

  ▶
  vote for ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm; and

  ▶
  vote for the approval of our executive compensation as described in this proxy statement.

If any matters not described in this proxy statement are properly presented at the annual meeting and you have returned a validly executed proxy card, the persons named in the proxy card will use their judgment to determine how to vote your shares. This includes a motion to adjourn or postpone the meeting to solicit additional proxies. The Company does not currently know of any other matters to be presented at the meeting.

You may revoke your proxy at any time before the vote is taken at the annual meeting. To revoke your proxy, you must advise the Corporate Secretary of the Company in writing before your common stock has been voted at the annual meeting, deliver a later dated proxy, or attend the meeting and vote your shares in person by ballot. Attendance at the annual meeting will not in itself constitute revocation of your proxy.

If your Company common stock is held in street name, you will receive instructions from your broker or other nominee that you must follow to have your shares voted. Your broker or other nominee may allow you to deliver your voting instructions via the telephone or the Internet. Please review the proxy card or instruction form provided by your broker or other nominee that accompanies this proxy statement.

2    2018 Proxy Statement

Participants in the ESOP and 401(k) Plan

If you participate in the Territorial Savings Bank Employee Stock Ownership Plan (the "ESOP") or if you hold Territorial Bancorp Inc. common stock through the Territorial Savings Bank 401(k) Plan (the "401(k) Plan"), you will receive vote authorization forms for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Territorial Bancorp Inc. common stock held by the ESOP and allocated shares for which no voting instructions are received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Territorial Bancorp Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your ESOP and 401(k) Plan voting instructions is May 10, 2018.

If you have any questions about voting, please contact Senior Vice President and Director of Investor Relations, Walter Ida, at (808) 946-1400.

    2018 Proxy Statement    3

Corporate Governance

General

The Company periodically reviews its corporate governance policies and procedures to ensure that the Company meets the highest standards of ethical conduct, reports results with accuracy and transparency, and maintains full compliance with the laws, rules and regulations that govern the Company's operations. As part of this periodic corporate governance review, the Board of Directors reviews and adopts what it believes to be best corporate governance policies and practices for the Company.

Code of Ethics and Business Conduct

We have adopted a Code of Ethics and Business Conduct that is designed to promote the highest standards of ethical conduct by our directors, executive officers, and employees. The Code of Ethics and Business Conduct requires that our directors, executive officers, and employees avoid conflicts of interest, comply with all laws and other legal requirements, conduct business in an honest and ethical manner, and otherwise act with integrity and in our best interest. Under the terms of the Code of Ethics and Business Conduct, directors, executive officers, and employees are required to report any conduct that they believe in good faith to be an actual or apparent violation of the Code of Ethics and Business Conduct. A copy of the Code of Ethics and Business Conduct can be found in the "TSB — Investor Relations — Corporate Governance" section of our website, www.territorialsavings.net. Amendments to and waivers from our Code of Ethics and Business Conduct will be disclosed in the "TSB — Investor Relations — Corporate Governance" section of our website.

As a mechanism to encourage compliance with the Code of Ethics and Business Conduct, we have established procedures to receive, retain, and treat complaints regarding accounting, internal accounting controls, and auditing matters. These procedures ensure that individuals may submit concerns regarding questionable accounting or auditing matters in a confidential and anonymous manner. The Code of Ethics and Business Conduct also prohibits us from retaliating against any director, executive officer, or employee who reports actual or apparent violations of the Code of Ethics and Business Conduct.

In addition, we have adopted a Code of Ethics for Senior Officers that is applicable to our senior financial officers, including our principal executive officer, principal financial officer, principal accounting officer, and all officers performing similar functions. A copy of the Code of Ethics for Senior Officers can be found in the "TSB — Investor Relations — Corporate Governance" section of our website, www.territorialsavings.net. Amendments to and waivers from our Code of Ethics for Senior Officers will be disclosed in the "TSB — Investor Relations — Corporate Governance" section of our website.

Meetings of the Board of Directors

The Company conducts business through meetings of its Board of Directors and through activities of its committees. During 2017, the Board of Directors held 14 meetings (not including committee meetings), and our independent directors met 12 times in executive session without management present. No director attended fewer than 75% of the total meetings of the Board of Directors and the committees on which such director served (held during the period for which the director has served as a director or committee member, as appropriate).

Committees of the Board of Directors

The following table identifies our Audit, Compensation, and Nominating and Corporate Governance committees and their members. All members of each committee are independent in accordance with the

4    2018 Proxy Statement

listing standards of the NASDAQ Stock Market, Inc. Each of these committees operates under a written charter that is available in the "TSB — Investor Relations — Corporate Governance" section of the Company's website, www.territorialsavings.net.

	Nominating and Corporate Governance	Compensation	Audit

	Francis E. Tanaka*	Kirk W. Caldwell*	Howard Y. Ikeda*
	Kirk W. Caldwell	Howard Y. Ikeda	Francis E. Tanaka
	Richard I. Murakami	Richard I. Murakami	Richard I. Murakami
David S. Murakami
Number of Meetings in 2017:	2	7	9

*
Denotes Chairperson.

Audit Committee.    Pursuant to Territorial Bancorp Inc.'s Audit Committee Charter, the Audit Committee assists the Board of Directors in its oversight of the Company's accounting and reporting practices, the quality and integrity of the Company's financial reports and the Company's compliance with applicable laws and regulations. The Audit Committee is also responsible for engaging the Company's independent registered public accounting firm and monitoring its conduct and independence. In addition to meeting the independence requirements of the NASDAQ Stock Market, Inc., each member of the Audit Committee meets the audit committee independence requirements of the Securities and Exchange Commission. The Board of Directors has designated Howard Y. Ikeda as an audit committee financial expert under the rules of the Securities and Exchange Commission. The report of the Audit Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See "Audit Committee Report."

Compensation Committee.    Pursuant to Territorial Bancorp Inc.'s Compensation Committee Charter, the Compensation Committee approves the compensation objectives for the Company and Territorial Savings Bank and establishes the compensation for the Chief Executive Officer and other executives. Our Chairman of the Board, President and Chief Executive Officer, Allan Kitagawa, provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design, and the general guidelines for employee compensation. However, Mr. Kitagawa does not vote on and is not present for any discussion of his own compensation. These recommendations are then considered by the Compensation Committee. The Compensation Committee reviews all compensation components for the Company's Chief Executive Officer and other highly compensated executive officers' compensation including base salary, annual incentives, long-term incentives, and perquisites. In addition to reviewing competitive market values, the committee also examines the total compensation mix, pay-for-performance relationship, and how all elements, in the aggregate, comprise the executive's total compensation package. Decisions by the Compensation Committee with respect to the compensation of executive officers are approved by the full Board of Directors. See "Compensation Discussion and Analysis" for more information regarding the role of the Compensation Committee in determining and/or recommending the amount or form of executive compensation. The report of the Compensation Committee required by the rules of the Securities and Exchange Commission is included in this proxy statement. See "Compensation Committee Report."

Nominating and Corporate Governance Committee.    Pursuant to Territorial Bancorp Inc.'s Nominating and Corporate Governance Committee charter, the Nominating and Corporate Governance Committee assists the Board of Directors in identifying qualified individuals to serve as Board members, in determining the composition of the Board of Directors and its committees, in monitoring a process to assess Board effectiveness, and in developing and implementing the Company's corporate governance guidelines. The Nominating and Corporate Governance Committee also considers and recommends the nominees for director to stand for election at the Company's annual meeting of stockholders. The procedures of the Nominating and Corporate Governance Committee required to be disclosed by the rules of the Securities

    2018 Proxy Statement    5

and Exchange Commission are included in this proxy statement. See "Nominating and Corporate Governance Committee Procedures."

Attendance at the Annual Meeting

The Board of Directors encourages each director to attend annual meetings of stockholders. All of our directors attended the 2017 Annual Meeting of Stockholders.

Board Leadership Structure

The Board of Directors currently combines the position of Chairman of the Board with the position of Chief Executive Officer, coupled with a lead independent director to strengthen the Company's governance structure. The Board of Directors believes this provides an efficient and effective leadership model for the Company. Combining the Chairman of the Board and Chief Executive Officer positions fosters clear accountability, effective decision-making, alignment on corporate strategy, and a clear and direct channel of communication from senior management to the full Board of Directors. To further strengthen the leadership of the Board of Directors, the Board selects a lead independent director on an annual basis, currently Director Richard Murakami. The responsibilities of the lead independent director include leading all Board meetings of "nonmanagement" directors. The Board of Directors believes its administration of its risk oversight function is not adversely affected by the Board of Directors' leadership structure. To assure effective independent oversight, the Board has adopted a number of governance practices, including holding executive sessions of the independent directors at least twice a year or more often as needed. In addition, the Compensation Committee, which consists only of independent directors, evaluates the performance of our Chairman of the Board and Chief Executive Officer and presents its findings to our independent directors.

Risk Oversight

The Board of Directors has an active role, as a whole and also at the committee level, in overseeing management of the Company's risks. The Board of Directors satisfies this responsibility through the review of minutes from each committee regarding such committee's considerations and actions, through frequent attendance as nonvoting guests at committee meetings and through regular reports directly from officers responsible for oversight of particular risks within our organization. The Board of Directors regularly reviews information regarding the Company's credit, liquidity, and operations, as well as the risks associated with such areas. The Company's Compensation Committee is responsible for overseeing the management of risks relating to the Company's executive compensation plans and arrangements. The Audit Committee oversees management of financial risks. The Nominating and Corporate Governance Committee manages risks associated with the Company's corporate governance, including the independence of the Board of Directors and potential conflicts of interest. While each committee is responsible for evaluating certain risks and overseeing the management of such risks, the entire Board of Directors is regularly informed about such risks. The Board of Directors annually reviews our conflicts of interest policy to ensure all directors are in compliance with the policy.

Risks relating to the direct operations of Territorial Savings Bank are further overseen by its Board of Directors, who are the same individuals who serve on the Board of Directors of Territorial Bancorp Inc. The Board of Directors of Territorial Savings Bank also has additional committees that conduct additional risk oversight. Further, the Board of Directors oversees risks through the establishment of policies and procedures that are designed to guide daily operations in a manner consistent with applicable laws, regulations, and risks acceptable to the organization, such as the requirement that all loan relationships in excess of $5.0 million must be submitted to the Board of Directors Loan Committee for approval, subject to ratification by the full Board of Directors, or to the full Board of Directors for approval.

6    2018 Proxy Statement

Stock Ownership

The following table provides information as of March 29, 2018, with respect to persons known by the Company to be the beneficial owners of more than 5% of the Company's outstanding common stock. A person may be considered to own any shares of common stock over which he or she has, directly or indirectly, sole or shared voting or investing power. Percentages are based on 9,735,030 shares of Company common stock issued and outstanding as of March 29, 2018.

Name and Address	Number of Shares Owned	Percent of Common Stock Outstanding

Territorial Savings Bank Employee Stock Ownership Plan	936,173	9.6%
1132 Bishop St., Suite 2200 Honolulu, Hawaii 96813

Renaissance Technologies LLC(1)	574,800	5.9%
Renaissance Technologies Holdings Corporation 800 Third Avenue New York, New York 10022

(1)
As disclosed in Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2018.

    2018 Proxy Statement    7

Proposal 1 — Election of Directors

The Board of Directors of Territorial Bancorp Inc. is presently composed of six members. The Board is divided into three classes, each with three-year staggered terms, with approximately one-third of the directors elected each year. The nominees for election this year are Allan S. Kitagawa and Richard I. Murakami, both of whom are current directors of the Company and the Bank.

The Board of Directors has determined that each of our directors, with the exception of Chairman of the Board, President and Chief Executive Officer Allan S. Kitagawa, is "independent" as defined in the listing standards of the NASDAQ Stock Market. Mr. Kitagawa is not independent because he is one of our executive officers.

In determining the independence of the directors listed above, the Board of Directors reviewed the following transactions, none of which is required to be reported under "Transactions with Certain Related Persons" below. Director Kirk W. Caldwell has a mortgage loan and overdraft protection with Territorial Savings Bank. Director David S. Murakami has a mortgage loan, a home equity line of credit and overdraft protection with Territorial Savings Bank. Director Richard I. Murakami has overdraft protection with Territorial Savings Bank. Director Francis E. Tanaka has a mortgage loan with Territorial Savings Bank.

It is intended that the proxies solicited by the Board of Directors will be voted for the election of the nominees named below. If any nominee is unable to serve, and you have returned a validly executed proxy card, the persons named in the proxy card will vote your shares to approve the election of any substitute proposed by the Board of Directors. Alternatively, the Board of Directors may adopt a resolution to reduce the size of the Board. At this time, the Board of Directors knows of no reason why any nominee might be unable to serve.

The table below sets forth certain information regarding our directors, nominees proposed by the Board of Directors, and executive officers. Shares beneficially owned include shares of common stock over which a person has, directly or indirectly, sole or shared voting or investment power. Unless otherwise indicated, none of the shares listed are pledged as security, and each of the named individuals has sole voting power and sole investment power with respect to the number of shares shown. Percentages of common stock owned are based on 9,735,030 shares of Company common stock issued and outstanding as of March 29, 2018.

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Name	Position(s) Held With Territorial Bancorp Inc.	Age(1)	Director Since(2)	Current Term Expires	Shares Beneficially Owned as of March 29, 2018		Percent of Common Stock

NOMINEES
Allan S. Kitagawa	Chairman of the Board, President and Chief Executive Officer	72	1986	2018	281,810	(3)	2.9%
Richard I. Murakami(4)	Director	90	1981	2018	46,861	(5)	*

CONTINUING DIRECTORS
Kirk W. Caldwell	Director	65	2007	2019	75,502	(6)	*
Francis E. Tanaka	Director	72	2011	2019	4,839	(7)	*
Howard Y. Ikeda	Director	72	1988	2020	61,575	(8)	*
David S. Murakami(4)	Director	78	2006	2020	56,075	(9)	*

EXECUTIVE OFFICERS WHO ARE NOT DIRECTORS
Vernon Hirata	Vice Chairman, Co-Chief Operating Officer, General Counsel and Corporate Secretary	65			210,509	(10)	2.2%
Ralph Y. Nakatsuka	Vice Chairman and Co-Chief Operating Officer	62			254,838	(11)	2.6%
Karen J. Cox	Senior Vice President-Administration	72			47,762	(12)	*
Richard K.C. Lau	Senior Vice President and Chief Lending Officer	75			53,881	(13)	*
Melvin M. Miyamoto	Senior Vice President, Treasurer and Chief Financial Officer	64			46,978	(14)	*
All Directors and Executive Officers as a Group (11 persons)					1,140,630		11.7%

*
Less than 1%.

(1)
As of December 31, 2017.

(2)
Includes service with Territorial Savings Bank.

(3)
Includes 28,446 shares held through the Territorial Savings Bank 401(k) Plan, 9,567 shares held through the Territorial Savings Bank Employee Stock Ownership Plan, 10,000 shares owned by Mr. Kitagawa's spouse, 50,000 exercisable stock options and 1,657 restricted stock units.

(4)
David S. Murakami and Richard I. Murakami are not related.

(5)
Includes 10,000 shares held in trust.

(6)
Includes 41,275 exercisable stock options.

(7)
Includes 3,085 exercisable stock options.

(8)
Includes 3,200 shares held by an individual retirement account, 10,022 shares owned by Mr. Ikeda's spouse, and 21,275 exercisable stock options.

(9)
Includes 900 shares held jointly by David S. Murakami's spouse and his children, and 31,275 exercisable stock options.

(10)
Includes 38,909 shares held through the Territorial Savings Bank 401(k) Plan, 9,567 shares held through the Territorial Savings Bank Employee Stock Ownership Plan, 15,600 shares held in trust, 402 shares owned by Mr. Hirata's spouse, 72,410 exercisable stock options and 626 restricted stock units.

(11)
Includes 9,567 shares held through the Territorial Savings Bank Employee Stock Ownership Plan, 116,430 exercisable stock options and 626 restricted stock units.

(12)
Includes 14,341 shares held through the Territorial Savings Bank 401(k) Plan, 8,685 shares held through the Territorial Savings Bank Employee Stock Ownership Plan, 500 shares held as trustee for two grandchildren, and 9,762 exercisable stock options.

    2018 Proxy Statement    9

(13)
Includes 11,781 shares held through the Territorial Savings Bank 401(k) Plan, 9,137 shares held through the Territorial Savings Bank Employee Stock Ownership Plan, 1,500 shares held by a corporation and 157 restricted stock units.

(14)
Includes 15,324 shares held through the Territorial Savings Bank 401(k) Plan, 8,348 shares held through the Territorial Savings Bank Employee Stock Ownership Plan, 13,016 exercisable stock options and 135 restricted stock units.

The Board of Directors recommends a vote "FOR" the election of all nominees.

The business experience for at least the past five years of each of our directors and nominees proposed by the Board of Directors is set forth below. The biographies of each of the nominees and continuing board members below contain information regarding the person's business experience and the experiences, qualifications, attributes, or skills that caused the Nominating Committee and the Board of Directors to determine that the person should serve as a director. Each director is also a director of Territorial Savings Bank. Unless otherwise indicated, directors and executive officers have held their positions for the past five years.

All of the nominees and directors continuing in office are long-time residents of the communities served by Territorial Bancorp Inc. and its subsidiaries and many of such individuals have operated, or currently operate, businesses located in such communities. As a result, each nominee and director continuing in office has significant knowledge of the businesses that operate in Territorial Bancorp Inc.'s market area, an understanding of the general real estate market, values and trends in such communities, and an understanding of the overall demographics of such communities. Additionally, as residents of such communities, each nominee and continuing director has direct knowledge of the trends and developments occurring in such communities. As the holding company for a community banking institution, Territorial Bancorp Inc. believes that the local knowledge and experience of its directors assists Territorial Bancorp Inc. in assessing the credit and banking needs of its customers, developing products and services to better serve its customers, and assessing the risks inherent in its lending operations, and provides Territorial Bancorp Inc. with greater business development opportunities. As local residents, our nominees and directors are also exposed to the advertising, product offerings, and community development efforts of competing institutions which, in turn, assists Territorial Bancorp Inc. in structuring its marketing efforts and community outreach programs.

Nominees for Election of Directors

The nominees standing for election are:

Allan S. Kitagawa has served as Chairman of the Board and Chief Executive Officer of Territorial Savings Bank since 1986, and was named President in 2007. Mr. Kitagawa worked with American Savings and Loan Association from 1974 to 1986, including service as Executive Vice President and Chief Executive Officer of the Hawaii Division. Mr. Kitagawa was a Certified Public Accountant who began his career with what is now KPMG LLP. Under Mr. Kitagawa's leadership, Territorial Savings Bank has grown significantly while the Bank's conservative lending practices have resulted in continued low levels of nonperforming assets.

Richard I. Murakami is the retired President of a major building, material and bonding company in Hawaii and previously was employed for 20 years as a Vice President of a Hawaii-based commercial bank. Mr. Murakami is the lead outside director and chairs every executive session of the Board. He also continues to look after the long-term well-being of our employees by serving as the Chairman of Territorial Savings Bank's Retirement Committee. Mr. Murakami is a well-known and respected member of the Japanese-American community. He also provides insight into the traditional savings and loan depositor as these customers constitute a significant part of the customer base of Territorial Savings Bank.

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Directors Continuing in Office

The following directors have terms ending in 2019:

Kirk W. Caldwell was re-elected Mayor of the City and County of Honolulu in 2016. He was first elected Mayor in 2012. He previously held this position as acting Mayor from July 2010 to October 2012. Mr. Caldwell served as Managing Director of the City and County of Honolulu, Hawaii, from January 2009 until July 2010. Mr. Caldwell was Of Counsel to the law firm of Ashford & Wriston from 2011 until December 31, 2012, where he had worked from 1984 until 2009, including as partner. Much of his practice consisted of representing financial institutions, including Territorial Savings Bank. Prior to his appointment as Managing Director of the City and County of Honolulu, Mr. Caldwell also served as the majority leader of the State of Hawaii House of Representatives, and had served as a state representative since 2002. Mr. Caldwell provides the Board of Directors with a significant understanding of the communities in which we operate. Moreover, his experience as an attorney that represented financial institutions continues to provide value to the Board since the Bank is regulated by both the state and federal banking regulators.

Francis E. Tanaka retired in 2001 as the Executive Vice President — Controller of Haseko (Hawaii), Inc., the U.S. subsidiary of a large Japanese publicly-traded company that is in the engineering, construction, real estate development, investment, and property management business throughout the world. For 18 years, Mr. Tanaka was in charge of the financial management of the Hawaii subsidiary, which still conducts residential, office, and commercial development in Hawaii. Prior to that, he was controller of a construction company. He is a Certified Public Accountant and was employed by national and local certified public accounting firms early in his career. He continues to perform limited tax services and business consulting in his retirement. Mr. Tanaka's financial and accounting background, including supervision and preparation of financial statements for a Securities and Exchange Commission-registered real estate venture of the Hawaii subsidiary, adds depth to the Audit Committee. He also provides the Board of Directors with knowledge of real estate development in Hawaii and of Japanese companies doing business in Hawaii.

The following directors have terms ending in 2020:

Howard Y. Ikeda is the President of Ikeda and Wong, CPA, Inc., an independent public accounting firm in the State of Hawaii. Mr. Ikeda is a Certified Public Accountant licensed to practice in the State of Hawaii. He began his career with what is now KPMG LLP and has been in public accounting for over 40 years. His firm is now one of the larger independent accounting firms in Hawaii. Mr. Ikeda's professional and business experience provide the Board of Directors with valuable insight into the accounting issues Territorial Bancorp Inc. faces and in assessing strategic transactions involving Territorial Bancorp Inc. and Territorial Savings Bank. His experience as a Certified Public Accountant qualifies him to be a member of the Audit Committee as a "financial expert" for purposes of the rules and regulations of the Securities and Exchange Commission.

David S. Murakami was a Certified Residential Appraiser in the State of Hawaii, and was the owner of DSM Appraisal Company from 1982 until 2011, when he retired. His firm focused on appraising residential real property. Mr. Murakami previously worked as a Senior Vice President-Loan Administrator with financial institutions in the State of Hawaii beginning in 1962. Mr. Murakami's business experience, both with financial institutions and as a Certified Residential Appraiser, gives him extensive insights into Territorial Savings Bank's challenges and opportunities in its overall operations and lending activities. He is also well-known in the local community as he was a long-time assistant coach for the highly visible University of Hawaii-Manoa baseball program.

    2018 Proxy Statement    11

Proposal 2 — Ratification of Independent Registered Public Accounting Firm

The Audit Committee of the Board of Directors has appointed Moss Adams LLP to be the Company's independent registered public accounting firm for the year ending December 31, 2018, subject to ratification by stockholders. A representative of Moss Adams LLP is expected to be present at the annual meeting to respond to appropriate questions from stockholders and will have the opportunity to make a statement should he or she desire to do so.

If the ratification of the appointment of Moss Adams LLP is not approved by a majority of the votes cast by stockholders at the annual meeting, other independent registered public accounting firms may be considered by the Audit Committee of the Board of Directors.

Even if the selection of Moss Adams LLP is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of the Company and its stockholders.

The Board of Directors recommends that stockholders vote "FOR" the ratification of the appointment of Moss Adams LLP as the Company's independent registered public accounting firm.

Audit Fees

The following table sets forth the fees to Moss Adams LLP for the years ended December 31, 2017 and 2016.

	2017	2016

Audit fees	$500,000	$459,000

Audit-related fees(1)	$72,000	$49,000

Tax fees(2)	$26,500	$28,360

All other fees	$—	$—

(1)
Audit-related fees pertain to the audit of the financial statements of certain employee benefit plans.

(2)
Tax fees consist of tax return preparation and other tax matters.

Pre-Approval of Services by the Independent Registered Public Accounting Firm

The Audit Committee is responsible for appointing, setting compensation and overseeing the work of the independent registered public accounting firm. In accordance with its charter and written policy, the Audit Committee approves, in advance, all audit and permissible non-audit services to be performed by the independent registered public accounting firm, or such services can be performed in accordance with the Audit Committee's written pre-approval policy. Such approval process ensures that the external auditor does not provide any non-audit services to us that are prohibited by law or regulation.

During each of the years ended December 31, 2017 and 2016, 100% of the fees paid to Moss Adams LLP were either approved, in advance, by the Audit Committee, or pre-approved under the Audit Committee's written pre-approval policy.

12    2018 Proxy Statement

Proposal 3 — Advisory (Nonbinding) Vote on Executive Compensation

Based upon a board determination that considered the advice of stockholders at our 2017 Annual Meeting of Stockholders, stockholders are annually being given the opportunity to vote on an advisory (nonbinding) resolution to approve the compensation of our "Named Executive Officers," as described in this proxy statement under "Compensation Discussion and Analysis" and the compensation tables and narrative disclosure. This proposal, commonly known as a "say-on-pay" proposal, gives stockholders the opportunity to endorse or not endorse the Company's executive pay program.

The purpose of our compensation policies and procedures is to attract and retain experienced, highly qualified executives critical to the Company's long-term success and enhancement of stockholder value. The Board of Directors believes the Company's compensation policies and procedures achieve this objective, and therefore recommend stockholders vote "FOR" the proposal. Specifically, stockholders are being asked to approve the following resolution:

"RESOLVED, that the compensation paid to the Company's Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED."

Although nonbinding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation programs.

Unless otherwise instructed, validly executed proxies will be voted "FOR" this resolution.

The Board of Directors unanimously recommends that you vote "FOR" the resolution set forth in Proposal 3.

Audit Committee Report

The Company's management is responsible for the Company's internal controls and financial reporting process. The Company's independent registered public accounting firm is responsible for performing an independent audit of the Company's consolidated financial statements, issuing an opinion on the conformity of those financial statements with generally accepted accounting principles, and issuing a report on internal control over financial reporting. The Audit Committee oversees the Company's internal controls and financial reporting process on behalf of the Board of Directors.

In this context, the Audit Committee has met and held discussions with management and the independent registered public accounting firm. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee discussed with the independent registered public accounting firm the matters related to the results of the audit in accordance with Public Company Accounting Oversight Board ("PCAOB") Standard 1301, Communications with Audit Committees.

In addition, the Audit Committee has received the written disclosures and the letter from the independent registered public accounting firm required by Rule 3520 of the PCAOB Auditing Standards and has discussed with the independent registered public accounting firm the firm's independence from the Company and its management. In concluding that the registered public accounting firm is independent, the Audit Committee

    2018 Proxy Statement    13

considered, among other factors, whether the non-audit services provided by the firm were compatible with its independence.

The Audit Committee discussed with the Company's independent registered public accounting firm the overall scope and plans for their audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of their audit, their evaluation of the Company's internal controls, and the overall quality of the Company's financial reporting.

In performing all of these functions, the Audit Committee acts only in an oversight capacity. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm who, in their report, express an opinion on the conformity of the Company's financial statements to generally accepted accounting principles. The Audit Committee's oversight does not provide it with an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or policies, or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions with management and the independent registered public accounting firm do not assure that the Company's financial statements are presented in accordance with generally accepted accounting principles, that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, or that the Company's independent registered public accounting firm is in fact "independent."

In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited consolidated financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2017, for filing with the Securities and Exchange Commission. The Audit Committee also has approved, subject to stockholder ratification, the selection of Moss Adams LLP as the Company's independent registered public accounting firm for the year ending December 31, 2018.

Audit Committee of the Board of Directors of
Territorial Bancorp Inc.

Howard Y. Ikeda (Chairman)
David S. Murakami
Richard I. Murakami
Francis E. Tanaka

Information about Executive Officers

The following provides information regarding our executive officers who are not directors of the Company.

Vernon Hirata has served as Territorial Savings Bank's Vice Chairman, Co-Chief Operating Officer, General Counsel and Corporate Secretary since 2007. Mr. Hirata joined Territorial Savings Bank in 1986 as Senior Vice President/General Counsel, and was named Executive Vice President/General Counsel and Corporate Secretary in 1987. Previously, Mr. Hirata was employed at American Savings and Loan Association from 1978 to 1986, including service as Senior Vice President and Staff Attorney.

Ralph Y. Nakatsuka joined Territorial Savings Bank in 2007 as Vice Chairman and Co-Chief Operating Officer, and was employed at American Savings Bank from 1980 to 2007, including service as Executive Vice President of Lending and Chief Lending Officer from 1997 to 2007 and Chief Financial Officer from 1987 to 1997. Mr. Nakatsuka is a Certified Public Accountant.

Karen J. Cox has served as Senior Vice President of Administration of Territorial Savings Bank since 1984, and has been employed by Territorial Savings Bank since 1968. Ms. Cox is in charge of various areas, including

14    2018 Proxy Statement

human resources, information technology, and branch development and maintenance. Ms. Cox previously worked with other financial institutions in the State of Hawaii beginning in 1964.

Richard K.C. Lau has served as Senior Vice President and Chief Lending Officer of Territorial Savings Bank since 1985. Mr. Lau was employed at other financial institutions in the State of Hawaii beginning in 1970.

Melvin M. Miyamoto was named Chief Financial Officer in June 2015, having served as Senior Vice President and Treasurer of Territorial Savings Bank since 1986, and has been employed by Territorial Savings Bank since 1984. Mr. Miyamoto is a Certified Public Accountant.

Executive Compensation

Director Fees

Each of Territorial Savings Bank's outside directors receives an annual retainer for board meetings of $32,650 per year and an annual retainer for committee meetings of $2,450 per year. Each of Territorial Bancorp Inc.'s outside directors receives an annual retainer for board meetings of $5,100 per year and an annual retainer for committee meetings of $615 per year. The retainer fees are increased to the following amounts for the following committees: the Chairman of Territorial Savings Bank's Audit Committee receives a committee retainer of $2,650 and the Chairman of Territorial Bancorp Inc.'s Audit Committee receives a committee retainer of $8,570; the Chairman of Territorial Savings Bank's Compensation Committee receives a committee retainer of $4,900; and the Chairman of Territorial Bancorp Inc.'s Compensation Committee receives a committee retainer of $1,225. Receipt of full retainer payments is based upon a director attending at least 75% of board or committee meetings, as applicable, with reductions for the failure to attend such number of board or committee meetings.

The following table sets forth for the year ended December 31, 2017, certain information as to the total remuneration we paid to our directors. Mr. Kitagawa does not receive separate fees for service as a director.

Director Compensation Table for the Year Ended December 31, 2017
Name	Fees earned or paid in cash ($)	Total ($)

David S. Murakami	44,213	44,213

Richard I. Murakami	44,213	44,213

Howard Y. Ikeda	53,040	53,040

Kirk W. Caldwell	47,528	47,528

Francis E. Tanaka	44,213	44,213

At December 31, 2017, Directors David Murakami, Ikeda, and Caldwell had 31,275, 31,275 and 41,275 vested but unexercised stock options, respectively, each with an exercise price of $17.36 per option. Director Tanaka had 3,085 vested but unexercised stock options with an exercise price of $23.62 per option.

The Company has no stock ownership guidelines for directors. However, for previous grants under our 2010 Equity incentive Plan each director must retain an amount equal to 50% of each restricted stock or stock option award (net of taxes) until their service on the Board ends.

    2018 Proxy Statement    15

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis, or CD&A, describes our 2017 executive compensation program, including several significant changes that we made based on stockholder feedback. Our compensation program and practices are designed to reward our executives based on our performance against our short- and long-term goals in a risk appropriate manner that enhances the long-term value of the Company. The following pages explain the process, objectives, and structure of the executive compensation decisions undertaken by our Compensation Committee and our Board of Directors during 2017, as well as provide some historical perspective on our evolving pay program. This CD&A is intended to be read in conjunction with the tables included elsewhere in this proxy statement, which provide detailed compensation information for our "Named Executive Officers," or NEOs, described below.

For 2017, our Named Executive Officers are:

Name	Title

Allan S. Kitagawa	Chairman of the Board, President, and Chief Executive Officer

Melvin M. Miyamoto	Senior Vice President, Treasurer and Chief Financial Officer

Vernon Hirata	Vice Chairman, Co-Chief Operating Officer, General Counsel, and Corporate Secretary

Ralph Y. Nakatsuka	Vice Chairman and Co-Chief Operating Officer

Richard K.C. Lau	Senior Vice President and Chief Lending Officer

Executive Summary	page 17
Compensation Decision Process	page 23
Compensation Decisions for 2017	page 25
Equity, Benefits and Other Compensation-Related Polices	page 33

16    2018 Proxy Statement

I. Executive Summary

Company Background and Performance Highlights

Territorial Savings Bank has been serving customers in our Hawaii market for nearly one hundred years. It is a traditional thrift institution that focuses on retail customers, including originating long-term, fixed-rate residential mortgage loans. Well over half of Territorial Savings Bank's deposits are savings deposits (as opposed to certificate of deposits or checking accounts), and well over 90% of its loans are fixed-rate residential mortgage loans.

In 2009, Territorial Savings Bank converted from a mutual savings bank by forming Territorial Bancorp as its holding company and conducting its initial public offering. As a mutual organization, our ability to raise capital was limited. The additional capital raised in the public offering allowed us to better compete in our highly competitive market place while strengthening our regulatory capital position. In 2014, we converted to a Hawaii state-chartered savings bank and became a member bank of the Federal Reserve Bank of San Francisco to provide greater operating flexibility.

Since going public, we have tried to provide key banking services at a reasonable price to our customers while growing organically. We also recognize our responsibility to provide a reasonable return to our shareholders.

  ▶
  In 2017, we paid two special dividends in addition to our quarterly dividends. The total dividends paid for the year were $1.20 per share.

  ▶
  Since going public, we have paid 33 consecutive quarterly dividends.

  ▶
  Total assets grew by 6.72% in 2017 and exceeded $2.0 billion at December 31, 2017.

  ▶
  We experienced our sixth consecutive year of double digit loan growth.

  ▶
  We opened our 29th branch in the deposit rich Kapiolani Boulevard area of Honolulu.

  ▶
  We paid all our eligible rank and file employees a special $1,000 year-end bonus. This was in addition to our usual bonus program for those employees, who also received a $250 year-end bonus. We also increased our minimum starting pay to $15.00 per hour.

Our executive compensation program has evolved following our conversion from a mutual ownership structure to a more mature publicly traded institution. Highlights include:

  ▶
  In 2010, as part of our conversion to public company status, we provided stock options and restricted stock awards consistent with regulations issued by the Office of Thrift Supervision. These grants followed practices of other converted thrifts and were intended to create meaningful alignment between our executives and stockholders. These initial awards vested over a six-year period, and became fully vested in 2016.

  ▶
  In 2014, we introduced a cash-based long-term incentive plan to reward long-term performance based on our return on equity and total shareholder return. A cash-based program was used to reinforce a performance orientation since the equity award plan focused on stock and we had limited shares available for grant under the equity award plan.

  ▶
  In 2016, based on feedback from stockholders, we sought stockholder approval to add a modest number of additional shares to our equity award plan to allow us to provide equity-based performance incentives going forward.

  ▶
  In 2017, we converted our cash-based long-term incentive program to performance shares, an equity-based program aligned with our stockholder preferences. We also increased our TSR metric to

    2018 Proxy Statement    17

    measure a three-year period, from a two-year period, and we enhanced our annual incentive program metrics to provide more balance from a performance and risk prespective.

Our financial results consistently exceed the performance of our market peers:

As illustrated below, our profitability, reflected by our return on average equity ("ROAE"), return on average assets ("ROAA") and non-performing assets (i.e. asset quality measured by NPA/Assets) has consistently tracked above the median of our market peers, and historically over the 75th percentile.

ROAA TBNK vs Peer Group	ROAE TBNK vs Peer Group

NPAs/Assets
 TBNK vs Peer Group

Stockholder Engagement and Changes Resulting from our Say on Pay Results

We have actively engaged with stockholders since 2013. Each year we reach out to our largest investors (representing approximately 35% to 40% of our outstanding shares) to request feedback on our executive compensation programs. While a significant number of institutional stockholders do not feel the need to engage with us, we appreciate the feedback from those that do participate. All feedback received is summarized by the Director of Investor Relations and shared with the Compensation Committee and the Board of Directors. As a result, our corporate governance and compensation programs have evolved over the years, in part in direct response to this feedback. We have made many changes to our executive compensation program over the last several years in response to suggestions by institutional investors and feedback from proxy advisory firms. Significant changes were made in 2016 and 2017. In 2018, institutional investors provided positive affirmation of our previous compensation program changes.

The formal stockholder advisory votes on pay ("Say-on-Pay") provides a valuable barometer for how our programs are perceived by the full spectrum of our investors. We take this advisory vote seriously and work diligently to understand the stockholder and proxy advisory firm perspectives. Based on the changes we made during 2016 and 2017, over 95% of the votes cast by stockholders were cast in favor of our Say-on-Pay vote in 2017. We will continue to consider feedback from our stockholders.

18    2018 Proxy Statement

To further improve the executive compensation program, the Compensation Committee decided to bring in a fresh point of view by engaging Meridian Compensation Partners, LLC ("Meridian") at year-end 2016 to serve as the new independent compensation consultant.

Below is a high-level summary of some of the major changes we have made over the last several years based on stockholder feedback:

    2018 Proxy Statement    19

As a result of our changes, we have continued to evolve toward a best practices program that will ensure our executives are motivated and rewarded for continuing to sustain our strong performance results and enhancing stockholder value. Below is a summary of our compensation and governance practices.

What We Do:
Pay for Performance:
–	Provide annual and long-term incentive plans that focus on delivering specific performance results.
Balanced Approach to Total Compensation:
–
We use a mix of performance metrics across both short- and long-term performance periods, consider both absolute and relative performance in assessing our performance and provide payouts in cash and equity.
Annual Say on Pay Vote:
–	We conduct an annual Say-on-Pay advisory vote.
Independent Compensation Consultant:
–	The Compensation Committee engages its own independent compensation consultant to review the Company's executive compensation program and practices.
Robust Stock Ownership and Holding Requirements:
–
We have stock ownership guidelines requiring our executives to hold significant equity ownership. In addition, our shares issued in 2010 through our equity incentive plan require executives and directors to hold an amount of stock equal to 50% of granted stock, net of stock sold to pay for taxes, until separation from the Company.
Clawback Policy:
–	Our incentive plans are subject to clawback/recoupment in the event of an accounting restatement due to covered misconduct.
Double Trigger Severance and Equity Vesting Provisions:
–	We require both a change in control and loss of position before severance is paid. We require the same before equity can vest on change in control.
Stockholder Engagement:
–
As part of the Company's stockholder outreach program, members of the Compensation Committee and members of management welcome engagement with stockholders to better understand their perceptions and views on our executive compensation program.
Mitigate Inappropriate Risk Taking:
–
Our compensation programs include features intended to discourage employees from taking unnecessary and excessive risk including balanced performance metrics, emphasis on long-term stockholder value creation, and clawback provisions.

What We Don't Do:
Gross-ups for Excise Taxes:
–	We don't provide change-in-control tax gross-ups to individuals promoted or hired after 2014 (only three legacy agreements are still in place).
No Repricing of Stock Options:
–	We prohibit repricing of stock options without stockholder approval.
Hedging and Pledging:
–	We prohibit hedging and pledging as part of our Insider Trading Policy.

20    2018 Proxy Statement

2017 Compensation Program Summary

For 2017, a significant portion of our NEOs' pay was provided in the form of performance-based incentives. For the NEOs, our long-term incentive program represented 55% of total variable pay based on long-term performance and 45% based on annual performance objectives. This mix was designed to support our focus on long-term profitability results. Our performance metrics are designed to reward profitability and return to our stockholders that preserves our focus on strong credit portfolio. Below is a summary of the measures and weights for our annual and long-term incentive programs.

Performance Plan	Goal	Weighting Per Plan
Annual Incentive Plan (cash)
	Net Income	60%
	ROAA	20%
	Non-Performing Assets/Total Assets	10%
	Loan Production	10%

Long-Term Incentive Program (equity)
	Return on Equity	80%
	Total Shareholder Return	20%

2017 Compensation

The total compensation for 2017 set forth in the Summary Compensation Table for our NEOs includes grants of restricted stock units under the 2017 long-term incentive program and payouts of the outstanding long-term cash awards under two different legacy programs that were replaced by the new equity-based LTIP program introduced in 2017.

The following represents changes in our compensation program that took effect in 2017 and were based on feedback from our stockholders.

  ▶
  Our Long-Term Incentive Program ("LTIP") has shifted from cash awards to being awarded as performance-based restricted stock units — 50% is granted as performance units that vest based on pre-defined three-year performance goals and 50% is granted as time-vested units that vest over a three-year period. This means that our cash-based LTIP awards will phase out by the end of 2018 as the performance periods end.

  ▶
  Our LTIP continues to use the same performance metrics (ROAE and TSR as in 2016), but performance is now measured relative to an objective industry index (i.e. SNL Thrift Index) as opposed to our smaller custom peer group. We believe this is a better representation of our investors' view of our performance and eliminates the challenges of industry consolidation on the size of the peer group three years later.

  ▶
  Our LTIP performance measure for Total Shareholder Return is now measured over a three-year period rather than a two-year period. Going forward all of our LTIP components will be on a three-year basis. We are also using the same relative performance scale for all LTIP components.

  ▶
  Our Annual Incentive Plan ("AIP") has switched from relative performance goals compared to a selected peer group to absolute performance goals based on our budget and pre-approved by

    2018 Proxy Statement    21

    the Compensation Committee. We added two measures, net income and loan production to our existing measures of ROAA and asset quality (non-performing assets/assets) to provide a more balanced view of performance.

  ▶
  All NEOs are now on the same AIP and LTIP program beginning in 2017. Prior to this change, some NEOs participated in a separate discretionary cash bonus program, which was not preferred by some stockholders.

Our 2016 Program Compared to the New 2017 Program (Target Pay Opportunities)

Below we illustrate the key changes to the incentive programs, highlighting the shift from cash to equity and the alignment of the time horizon for the long-term incentive plan to a consistent 3-year performance period.

22    2018 Proxy Statement

II. Compensation Decision Process

Our Compensation Philosophy and Program Components

Our Compensation Committee is responsible for establishing and monitoring our compensation philosophy and programs. In this role, the Compensation Committee has sought to design a compensation structure that attracts and retains qualified and experienced officers, recognizes our unique position in the Hawaii market, and at the same time, is reasonable and competitive, taking into account both short- and long-term incentives.

Key Objectives of our Compensation Program include:

  ▶
  Rewarding executives for sustained high performance that delivers long-term value to our stockholders.

  ▶
  Ensuring our executives have a significant equity interest in the Company through robust equity ownership and retention guidelines.

  ▶
  Achieving the proper balance between incentive compensation and maintaining an appropriate risk profile.

  ▶
  Retaining a seasoned management team who have been through the various real estate cycles in Hawaii.

    2018 Proxy Statement    23

Elements of Our Executive Compensation Program

The following table outlines the major elements of 2017 total compensation for our Named Executive Officers:

Compensation Element	Objective
Base Salary	Fixed component of pay to recognize each NEO's role, contribution and performance; reflects component that mitigates risk taking; helps attract and retain executives

Annual Incentive Plan	Encourages achievement of financial performance metrics that create stockholder value through the use of one-year performance measures tied to our business goals and objectives

Long Term Incentive Plan	Encourages financial performance over a multi-year period that is aligned with stockholder value

Defined Benefit and Defined Contribution Retirement Plans

Provides market-competitive income security into retirement and creates a retention incentive through use of multi-year vesting

▶

Pension Plan — frozen

▶

401(k) Match

▶

ESOP

▶

Supplemental ESOP

(Kitagawa, Hirata, Nakatsuka only)

▶

SERP

(Kitagawa, Hirata, Nakatsuka only)

Benefits and Perquisites	Includes health and welfare benefits under employer-wide programs and modest executive perquisites

24    2018 Proxy Statement

III. Compensation Decisions for 2017

Benchmarking and Peer Group

The Compensation Committee approved a peer group at the beginning of 2016, which consisted of institutions similar in size and business structure as Territorial Bancorp. These financial institutions represent thrifts with assets between $750 million and $5 billion, and which have become public institutions since 2008. The Company was positioned at the 59th percentile based on assets at the time the peer group was approved. Subsequent to the approval of the peer group, ASB Bancorp, Inc., Cape Bancorp, Inc., Fox Chase Bancorp, Inc. and Ocean Shore Holding Co. were acquired by merger.

Company Name	Ticker
Oritani Financial Corp.	ORIT

Meridian Bancorp, Inc.	EBSB

Northfield Bancorp, Inc.	NFBK

HomeTrust Bancshares, Inc.	HTBI

First Connecticut Bancorp, Inc.	FBNK

Blue Hills Bancorp, Inc.	BHBK

Waterstone Financial, Inc.	WSBF

BSB Bancorp, Inc.	BLMT

SI Financial Group, Inc.	SIFI

Home Bancorp, Inc.	HBCP

Clifton Bancorp, Inc.	CSBK

Charter Financial Corp.	CHFN

ASB Bancorp, Inc.	ASBB

Cape Bancorp, Inc.	CBNJ

Fox Chase Bancorp, Inc.	FXCB

Ocean Shore Holding Co.	OSHC

    2018 Proxy Statement    25

2017 Base Salary Decisions

The Compensation Committee reviews base salaries annually and adjusts them from time to time to align with competitive market levels, as well as individual responsibilities, performance, and experience.

During its 2017 review of base salaries for executives, the Compensation Committee primarily considered:

  ▶
  Market data for peer institutions, direct competitors, and publicly held businesses located in Hawaii, as the cost of living in Hawaii is significantly higher than in the continental United States.

  ▶
  Internal review of the executive's compensation, both individual and relative to others.

  ▶
  Performance of the executive.

  ▶
  Contributions, qualifications and experience of the executive.

  ▶
  Our financial condition and results of operations.

  ▶
  Budget used for company-wide salary increases.

The Compensation Committee considers the recommendation of Mr. Kitagawa (for all executives other than himself) in making base salary adjustments. The base salary for Mr. Kitagawa is recommended by the Compensation Committee and approved by the full Board of Directors.

Based on the Compensation Committee's review, the following base salaries were approved and effective January 1, 2017. Salary increases were 2% for all NEOs except for Mr. Miyamoto who received a 3% increase (equal to the company-wide increase), and except for Mr. Kitagawa who requested again that he not receive an increase in salary.

Base salaries for each of the Named Executive Officers are shown in the tables below.

Name	2016 Base Salary ($)	2017 Base Salary ($)	% Change 2016 - 2017

Allan S. Kitagawa	851,124	851,124	0%

Melvin M. Miyamoto	149,568	154,056	3%

Vernon Hirata	315,084	321,385	2%

Ralph Y. Nakatsuka	315,084	321,385	2%

Richard K.C. Lau	175,492	179,002	2%

In early 2018, salaries were again reviewed by the Compensation Committee with the following increases approved and effective January 2018. Again, for the fifth consecutive year, no increase was made to Mr. Kitagawa's base salary.

Name	2018 Base Salary ($)	% Change 2017 - 2018

Allan S. Kitagawa	851,124	0%

Melvin M. Miyamoto	161,758	5%

Vernon Hirata	337,454	5%

Ralph Y. Nakatsuka	337,454	5%

Richard K.C. Lau	184,371	3%

26    2018 Proxy Statement

2017 Annual Incentive Plan Payouts

Annual Incentive Plan.    The AIP was redesigned in 2017 based on feedback from stockholders and the Compensation Committee's independent compensation consultant. Prior to 2017, the AIP used two performance goals measured on a relative comparison to our peer group. In response to stockholder feedback and market practice, the Compensation Committee added two new measures (net income and loan production) to the current two measures (ROAA and non-performing assets) to provide a more balanced view of performance. In addition, the Compensation Committee changed from measuring annual performance on a relative basis to setting specific pre-approved performance goals.

The AIP is designed to motivate senior executives to attain superior annual performance in key areas that we believe create long-term value to us and our stockholders. Awards under the AIP are now determined based upon absolute performance metrics contained in the business plan adopted by the Board of Directors for 2017 and selected by the Compensation Committee, after consultation with both management and the independent compensation consultant.

All NEOs had a threshold, target and stretch opportunity as shown below. Target opportunities are intentionally targeted to be conservative relative to market median in light of the desire to place more focus on long-term compensation.

2017 AIP Opportunity
Named Executive Officer	Threshold % of Salary	Target % of Salary	Maximum % of Salary

Allan S. Kitagawa	15%	30%	45%

Melvin M. Miyamoto	6.75%	13.50%	20.25%

Vernon Hirata	15%	30%	45%

Ralph Y. Nakatsuka	15%	30%	45%

Richard K.C. Lau	6.75%	13.50%	20.25%

Performance Metrics

The Compensation Committee selected Net Income, ROAA, Non-Performing Assets/Assets and Loan Production as the quantitative corporate performance factors for the 2017 AIP. ROAA is a profitability measure while the Non-Performing Asset ("NPA") ratio reinforces the Company's goal of maintaining strong credit quality. A lower NPA ratio mitigates the risk of lowering loan underwriting standards to increase loan production through increased residential mortgage loan volume.

The table below provides the performance required for payouts at the threshold, target and maximum levels:

2017 AIP Performance Ranges
Measure	Weighting	Threshold	Target	Maximum

Net Income (thousands)	60%	$14,824	$16,471	$18,118

ROAA	20%	0.77%	0.86%	0.95%

Non-performing assets/total assets(1)	10%	0.36%	0.30%	0.24%

Loan production (millions)	10%	$288	$320	$352

Current Payout Range (% of target)	100%	50%	100%	150%

(1)
Lower levels of non-performing assets/total assets represent better performance.

    2018 Proxy Statement    27

AIP Payouts:

Performance for 2017 resulted in the following payouts:

Measure	Weight	2017 Results	Performance (as % of Target)

Net Income (thousands)	60%	$17,017 (1)	117%

ROAA	20%	0.88%	111%

Non-performing assets/total assets	10%	0.21%	150%

Loan Production (millions)	10%	$354	150%

Total	100%		122%

(1)
Amount reflects adjustment for $2.05 million write-down of deferred tax assets as a result of the Tax Cuts and Jobs Act of 2017. GAAP reported net income was $14.962 million and GAAP reported ROAA was 0.77%.

Performance on these measures resulted in payments to the NEOs in the following amounts under the AIP.

Named Executive Officer	Net Income (% of Salary)	ROAA (% of Salary)	NPA (% of Salary)	Loan Production (% of Salary)	Total Annual Incentive (% of Salary)

Allan S. Kitagawa	20.98%	6.67%	4.50%	4.50%	36.65%

Vernon Hirata	20.98%	6.67%	4.50%	4.50%	36.65%

Ralph Y. Nakatsuka	20.98%	6.67%	4.50%	4.50%	36.65%

Melvin Miyamoto	9.44%	3.00%	2.03%	2.03%	16.50%

Richard K.C. Lau	9.44%	3.00%	2.03%	2.03%	16.50%

2017 LTIP Program

In 2017, the Compensation Committee changed its LTIP from cash to equity in response to stockholder feedback and best practices. The new program now consists of performance-based restricted stock units and time-vested restricted stock units. All NEOs participate in the new LTIP program.

Each participant has an annual target award opportunity (defined as a percentage of base salary at the start of the grant cycle) that reflects a competitive total compensation package for their role.

	2017 Long-term Incentive Opportunity (% of Base Salary)
Title	Threshold (50% of target)	Target	Stretch (150% of target)

CEO	18.3%	36.6%	55%

Vice-Chair	18.3%	36.6%	55%

SVPs	8.25%	16.5%	24.75%

LTIP awards are allocated as follows:

  ▶
  Performance-vested Restricted Stock Units — PRSUs (50% of target award value) are intended to reward future performance; awards will vest based on achievement of pre-defined performance goals. Grants are earned and cliff vest after three years based on actual performance. PRSUs will vest

28    2018 Proxy Statement

    within 120 days after the end of each performance period (once performance can be calculated and reviewed and approved by the Committee).

  ▶
  Time-vested Restricted Stock Units — TRSUs (50% of target awards) reinforce retention and share ownership/alignment with shareholders as well as provide reward for contributions /performance. Grants vest ratably over three years.

PRSUs are granted at the start of each performance period. The first performance period runs from January 1, 2017 to December 31, 2019. The vesting (i.e. earning) of the award is contingent on actual performance of pre-defined measures at the end of the performance period (i.e. third year).

In order for PRSUs to be vested/earned, performance must be at or above the threshold performance set by the Committee. Actual vesting after three years will be interpolated on a straight-line basis between threshold, target and stretch to reward incremental performance. Vesting will range from 50% of target for achieving threshold performance and 150% of target for achieving stretch performance.

The table below reflects the performance metrics selected for the PRSUs for the 2017 to 2019 performance cycle. Performance will be measured based on our performance relative to the SNL US Thrifts with assets between $1 billion and $10 billion.

Measure	Weight	Threshold	Target	Stretch

3-year TSR — Relative to index	20%	35th Percentile	55th Percentile	75th Percentile

3-year Avg. Return on Average Equity — Relative to index	80%	35th Percentile	55th Percentile	75th Percentile

Payout Range (% of Target)	100%	50%	100%	150%

Actual vesting will be assessed in 2020 following the three-year performance period.

Legacy Long-Term Incentive Program (LTIP) Payouts in 2017 (under 2015 and 2016 LTIP cycles)

Long-Term Incentive Plan.    The Company historically awarded cash bonuses to executives prior to converting to a stock institution, with a small portion based on long-term (three-year) results. Following the public offering, the Company implemented its equity plan in 2010. Selected officers and the members of the Board were awarded restricted stock and stock options that vested over six years. Since 2010, no other stock or options had been awarded.

A formal cash LTIP was initially approved in 2014 by the Compensation Committee to reallocate the existing total incentive opportunity (annual and long-term) such that a larger percentage of incentive compensation would be paid based on long-term results. At this time, we had no remaining shares under the 2010 equity plan, so ongoing long-term incentive compensation was paid in cash. The Compensation Committee used long-term metrics that compared the performance of the Company against a selected peer group of similar public institutions. Outstanding long-term incentives from these outstanding performance periods will continue to be paid in cash until the last performance period ends in 2018 (i.e. 2016 to 2018).

The Compensation Committee has made changes to the LTIP (and the AIP) over the years in order to ensure we continue to have a strong link between pay and long-term performance. Starting in 2017, the long-term incentive program shifted to provide awards in equity, rather than cash.

    2018 Proxy Statement    29

The graphics below show the long-term incentive structure, metrics and vesting period for the outstanding and current performance periods. The 2017 LTIP is paid in stock, while the 2015 LTIP and the 2016 LTIP are paid in cash.

30    2018 Proxy Statement

LTIP Payouts in 2017

Payouts of 80% of the 2015 LTIP were based on relative 3-year average ROAE and 20% of the 2016 LTIP were based on 2-year TSR. These payments were approved by the Committee after reviewing and certifying performance in March 2018. Below we summarize the performance and payouts for these outstanding cycles.

2015 LTIP Payout

As noted above, 80% of the 2015 LTIP was paid out based on 3-year average ROAE relative to the 2015 peer group. The Company ranked at the 73rd percentile and paid out 76% of target for this component.

Measure	Weight	Performance Period	Threshold	Target	Maximum	Actual Result

Relative ROAE	80%	2015 - 2017	35th Percentile	75th Percentile	85th Percentile	73rd Percentile

2016 LTIP Payout

As noted above, 20% of the 2016 LTIP was based solely on 2-year TSR relative to the 2016 peer group. The Company ranked at the 23rd percentile which resulted in no payout.

Measure	Weight	Performance Period	Threshold	Target	Maximum	Actual Result

Relative 2-year TSR	20%	2016 - 2017	25th Percentile	50th Percentile	75th Percentile	23rd Percentile

The 2015 LTIP and 2016 LTIP awards were paid out in cash as follows:

Named Executive Officer	Threshold % of Salary	Target % of Salary	Maximum % of Salary	2016 LTIP Payout $	2015 LTIP Payout $

Allan S. Kitagawa	0.0%	27.5%	55.0%	$0	$177,885

Vernon Hirata	0.0%	27.5%	55.0%	$0	$67,170

Ralph Y. Nakatsuka	0.0%	27.5%	55.0%	$0	$67,170

Outstanding 2016 LTIP Program

80% of the 2016 LTIP rewards performance relative to the 2016 peer group for 3-year average Return on Average Equity (ROAE). Only our top-three paid NEOs participated in the program.

The payout for the outstanding 2016 LTIP will be determined in the first quarter of 2019 after the Committee reviews and certifies performance results. The payout will be made in cash.

2016 LTIP Performance Ranges
Measure	Weighting	Performance Period	Threshold (Payout — 0% of Salary)	Target (Payout — 27.5% of Salary)	Maximum (Payout — 55% of Salary)

Relative ROAE	80%	2016 - 2018	35th Percentile	75th Percentile	85th Percentile

    2018 Proxy Statement    31

Roles of the Compensation Committee, Management and Independent Consultant

Role of the Compensation Committee

Compensation for the Named Executive Officers was determined under programs adopted by the Compensation Committee and approved by the Board of Directors. The Compensation Committee established our executive compensation philosophy, policy, elements and strategy and reviewed executive compensation proposals for approval by the Board of Directors. Specifically, the Compensation Committee:

  ▶
  approves salary adjustments for Named Executive Officers;

  ▶
  determines the Named Executive Officers eligible to participate in the Annual Incentive Plan and the Long-Term Incentive Program;

  ▶
  assesses corporate performance results and evaluates the Chief Executive Officer's performance;

  ▶
  reviews the assessment of individual performance results to determine award payouts for our Named Executive Officers;

  ▶
  oversees the benefit plans and perquisites for Named Executive Officers; and

  ▶
  assesses and monitors the performance, design, function and potential risk components of our compensation programs for our Named Executive Officers.

The Compensation Committee adopts any changes to existing plans or adopts any new plans and their design, as well as renews or extends any employment agreements for our Chief Executive Officer and selected Named Executive Officers and determines and oversees executive benefits, retirement plans and perquisites.

Role of Management

Mr. Kitagawa, our Chief Executive Officer, provides recommendations to the Compensation Committee on matters of compensation philosophy, plan design and the general guidelines for employee compensation. These recommendations are then considered by the Compensation Committee, consistent with our Compensation Committee Charter. However, Mr. Kitagawa does not vote on and is not present for any discussion of his own compensation. Certain members of our management team participate in the Compensation Committee meetings to provide information to the committee on an as-needed basis.

In 2017, the Chief Executive Officer:

  ▶
  recommended base salaries and cash incentive targets for Named Executive Officers other than the Chief Executive Officer;

  ▶
  engaged in discussions with our compensation consultant on changes to the AIP and LTIP; and

  ▶
  suggested incentive metrics and performance levels for the incentive plans, which were considered by our compensation consultant. Final selection was left to the Compensation Committee. The Compensation Committee has held executive sessions with the compensation consultant, without any of the Named Executive Officers, including Mr. Kitagawa, being present during committee meetings when appropriate.

Role of the Independent Compensation Consultant

In December 2016, the Compensation Committee completed an independent search as part of its governance process and selected Meridian to serve as its independent advisor for 2017. Meridian reported directly to the Compensation Committee, which retains sole authority to select, retain, terminate, and approve the fees and other retention terms of its relationship with the consultant.

The Compensation Committee reviewed the independence of Meridian, considering all relevant factors, including those set forth in Rule 10C-1(b)(4)(i) through (vi) under the Securities Exchange Act of 1934, and the Compensation Committee did not believe Meridian has a conflict of interest.

32    2018 Proxy Statement

IV. Equity, Benefits and other Compensation-Related Policies

Executive Benefits

We offer various benefits to all of our employees, including medical, dental, vision, group life, accidental death and dismemberment and long-term disability insurance. We provide individual coverage to employees, with the employee being responsible for a portion of the premium. In addition, for some of our Named Executive Officers, we pay for a transportation allowance or furnish transportation services, parking, club dues, long-term care insurance, spousal travel, and up to $5,000 in personal tax and financial planning assistance (up to $6,000 for Mr. Kitagawa) annually. The Compensation Committee believes these benefits are appropriate and assist these officers in fulfilling their employment obligations. A summary of our benefits is provided below:

  ▶
  401(k) Plan.  We provide all of our employees, including our Named Executive Officers, with tax-qualified retirement benefits through our 401(k) plan. All employees who meet the age and service requirements may participate in the 401(k) plan on a nondiscriminatory basis. We provide a 401(k) match equal to at least 5% of a participant's salary deferral and we may exercise our discretion to increase the amount of the match.

  ▶
  Employee Stock Ownership Plan.  In connection with our initial public stock offering, Territorial Savings Bank implemented an employee stock ownership plan ("ESOP"), using the proceeds of a loan from the Company to purchase our common stock pursuant to applicable regulatory guidelines. The ESOP provides our employees with additional retirement savings in the form of our common stock and encourages employee ownership. See "— Executive Officer Compensation — Tax-Qualified Benefit Plans — Employee Stock Ownership Plan" for further description of the terms of the ESOP.

  ▶
  Supplemental Employee Stock Ownership Plan.  Territorial Savings Bank adopted a Supplemental Employee Stock Ownership Plan ("Supplemental ESOP") effective January 1, 2009, to provide certain executives with benefits that they would otherwise be entitled to under the tax- qualified ESOP, but for limitations imposed by the Internal Revenue Code. See "Nonqualified Deferred Compensation Plans — Supplemental Employee Stock Ownership Plan" for further information about the Supplemental ESOP.

  ▶
  Supplemental Executive Retirement Agreement.  We provide supplemental executive retirement benefits for Messrs. Kitagawa, Hirata, and Nakatsuka. We provide these retirement benefits in order to remain competitive and to attract and retain these executive officers. See "Pension Benefits — Supplemental Executive Retirement Agreements" for further description of the terms of the agreements.

  ▶
  Pension Plan.  In 2008, we froze our tax-qualified defined benefit plan such that no further benefit accruals are earned after December 31, 2008; however, participants will continue to earn vesting credit. We made this change because many of our peer banks have also frozen or terminated their defined benefit pension plans, and we have found that a 401(k) plan and ESOP are more attractive retirement vehicles in recruiting and retaining employees at less and more predictable cost than a defined benefit pension plan.

Executive Agreements

We maintain employment agreements with Messrs. Kitagawa, Hirata and Nakatsuka, which provide severance payments in the event of involuntary or good reason termination of employment or termination following a change in control. The rationale for providing these payments is to provide security for our key executives and stability among our senior management team. For a discussion of these agreements and the payments

    2018 Proxy Statement    33

that would be received by the Named Executive Officers under certain scenarios with respect to those agreements, see "— Executive Officer Compensation — Employment Agreements" below.

Other Policies and Practices

Tax Deductibility of Compensation.    For 2017, Section 162(m) of the Internal Revenue Code generally provided that no deduction is allowed for compensation in excess of $1 million paid by a public company to its chief executive officer or any of its other three most highly paid executive officers (other than the chief financial officer). Compensation that qualifies as "performance-based" compensation is not subject to the deductibility limit. The Compensation Committee attempted to maximize the deductibility of compensation under Section 162(m) to the extent doing so was reasonable and consistent with our strategies and goals. To that end, in 2012 and 2017, we received stockholder approval related to the Annual Incentive Plan, and at our 2017 annual meeting, we received stockholder approval to re-approve the performance goals under the 2010 Equity Plan so that awards would continue to qualify as performance-based compensation under Section 162(m) of the Code. This allowed us to continue to maximize the deductibility of our executive compensation programs. The Tax Cuts and Jobs Act eliminated the ability to deduct "performance-based" compensation. Accordingly, the Committee recognizes that paying certain compensation that is not tax- deductible may sometimes be in our best interest, and to that end we do not have a policy requiring that all compensation must be deductible.

Annual Risk Review of Compensation Policies and Procedures

The Compensation Committee is responsible for the oversight of employee compensation policies and procedures, including the determination of whether any material risk arises from our compensation policies and procedures. The Compensation Committee has reviewed our compensation policies and procedures, including those related to the payment of commissions and bonuses to any of our employees, and believes that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on Territorial Bancorp Inc. and Territorial Savings Bank. The Committee has evaluated the risks of its incentive compensation arrangements in accordance with published bank regulatory guidance on safety and soundness of incentive compensation. The Committee also works with an independent compensation consultant when designing the compensation of our Named Executive Officers.

Stock Ownership Guidelines

The Board of Directors adopted the following stock ownership guidelines for Named Executive Officers. The Chief Executive Officer is required to own stock of at least five times (5x) his base salary. The two Co-Chairs are required to own stock of at least two times (2x) their base salary. The other two Named Executive Officers are required to own one times their salary. As of December 31, 2017, all executives met their ownership goals.

Hedging and Pledging Policies

Our Insider Trading Policy prohibits the hedging of stock and pledging of stock, which further encourages the retention of grants of restricted stock and shares acquired on the exercise of stock options.

Clawback/Recoupment Policies

The Company has a clawback policy that is posted on its website. If there is material noncompliance with any financial reporting requirement under the federal securities laws that requires the Company to prepare an accounting restatement, the Compensation Committee will consider whether any performance awards paid during any three-year period prior to the accounting restatement should be clawed back.

34    2018 Proxy Statement

Executive Officer Compensation

Summary Compensation Table.    The table below summarizes the total compensation paid to or earned by our Named Executive Officers for the years ended December 31, 2017, 2016, and 2015, as calculated under Securities and Exchange Commission rules. Cash compensation earned for the applicable year is reported in the "Salary," "Bonus," "Nonequity Incentive Plan Compensation" and the "All Other Compensation" columns. The "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column sets forth certain earnings on supplemental executive retirement benefits, as well as the change in value of pension and supplemental executive retirement benefits, which can fluctuate significantly from year-to-year based on changes in discount rates and other actuarial assumptions and does not necessarily reflect the benefit to be received by the executive. "Total Without Change in Pension Value" shows total compensation as determined under Securities and Exchange Commission rules minus the change in pension value.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)(3)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(4)	All Other Compensation ($)		Total Without Change in Pension Value ($)	Total ($)

Allan S. Kitagawa	2017	851,124	—	288,557	—	489,822	2,285	228,417	(5)	1,857,920	1,860,205
Chairman of the Board,	2016	851,124	—	—	—	509,057	122,352	350,714		1,710,895	1,833,247
President, and Chief Executive Officer	2015	851,124	—	—	—	677,920	62,449	257,125		1,786,169	1,848,618

Melvin M. Miyamoto	2017	154,056	—	23,537	—	25,419	42,336	26,654	(6)	229,666	272,002
Senior Vice President,	2016	149,568	29,914	—	—	—	15,553	48,494		227,926	243,479
Treasurer and Chief Financial Officer (principal financial officer)	2015	146,636	29,327	—	—	—	—	43,057		219,020	219,020

Vernon Hirata	2017	321,385	—	108,947	—	184,957	143,122	153,089	(7)	820,026	911,500
Vice Chairman,Co-Chief	2016	315,084	—	—	—	188,451	82,847	162,427		665,962	748,809
Operating Officer, General Counsel, and Corporate Secretary	2015	308,905	—	—	—	246,043	88,926	138,557		693,505	782,431

Ralph Y. Nakatsuka	2017	321,385	—	108,947	—	184,957	158,233	92,827(8)		863,837	866,349
Vice Chairman and	2016	315,084	—	—	—	188,451	156,213	158,642		662,177	818,390
Co-Chief Operating Officer	2015	308,905	—	—	—	246,043	160,095	130,229		685,177	845,272

Richard K.C. Lau	2017	179,002	—	27,368	—	29,535	—	38,404	(9)	274,309	274,309
Senior Vice President	2016	175,492	35,098	—	—	—	—	54,724		265,314	265,314
and Chief Lending Officer	2015	172,051	34,410	—	—	—	—	49,414		255,875	255,875

(1)
The amounts in this column represent discretionary cash bonuses.

(2)
Reflects the aggregate grant date fair value of restricted stock units, half of which have performance-based vesting and half of which have time-based vesting, with such awards calculated at the "Target" level. The assumptions used in the valuation of these awards are included in Note 19 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2017, as filed with the Securities and Exchange Commission. At the "Maximum" level, the aggregate grant date fair value was $359,424, $29,310, $135,692, $135,692 and $34,083 for Messrs. Kitagawa, Miyamoto, Hirata, Nakatsuka and Lau, respectively.

(3)
The amounts in this column represent the dollar value of the cash incentives earned under the Annual Incentive Plan, the 2015 Long-Term Incentive Plan and the TSR portion of the 2016 Long-Term Incentive Plan.

    2018 Proxy Statement    35

(4)
The amounts in this column depend heavily on changes in actuarial assumptions, such as discount rates. For 2017, the amount in this column for Mr. Kitagawa represents a change in value for the pension plan, the amount in this column for Mr. Hirata represents a change in value of $86,474 for the pension plan, $49,435 for the supplemental executive retirement agreement and $7,213 for above-market earnings (defined for these purposes as the difference between 7%, which is the annual amount of interest paid on the deferred account balances, and 5.64%, which is 120% of the applicable federal long-term rate for December 2004 (the rate at the time the interest rate was established)), and for Mr. Nakatsuka a change in value of $2,512 for the pension plan and $155,721 for the supplemental executive retirement agreement. Mr. Miyamoto had a change in value for the pension plan of $42,336 for 2017. Pursuant to Securities and Exchange Commission regulations, reductions in value for the pension plan are not reflected in this column.

(5)
Includes $911 for 401(k) plan matching contributions, $1,778 for long-term care premiums, $1,942 for personal use of company automobile, $1,790 for parking, $11,564 for club dues and fees, $21,846 for ESOP allocations, $185,162 for non-qualified supplemental ESOP allocations and $3,424 for life insurance.

(6)
Includes $911 for 401(k) plan matching contributions, $898 for long-term care premiums, $7,200 for automobile allowance, $1,790 for parking, $14,419 for ESOP allocations and $1,436 for life insurance.

(7)
Includes $911 for 401(k) plan matching contributions, $1,382 for long-term care premiums, $3,737 for personal use of company automobile, $1,790 for parking, $5,541 for club dues and fees, $21,846 for ESOP allocations, $106,804 for non-qualified supplemental ESOP allocations, $3,693 for life insurance $5,000 for financial and tax planning reimbursement and $2,385 for spousal travel.

(8)
Includes $911 for 401(k) plan matching contributions, $1,433 for long-term care premiums, $1,308 for personal use of company automobile, $1,790 for parking, $6,318 for club dues and fees, $21,846 for ESOP allocations, $58,098 for non-qualified supplemental ESOP allocations and $1,123 for life insurance.

(9)
Includes $911 for 401(k) plan matching contributions, $1,373 for long-term care premiums, $7,200 for automobile allowance, $1,790 for parking, $1,817 for club dues and fees, $22,233 for ESOP allocations and $3,080 for life insurance.

Plan-Based Awards.    The following table sets forth for the year ended December 31, 2017 certain information as to grants of plan-based awards for the Named Executive Officers.

Grants Of Plan-Based Awards For The Year Ended December 31, 2017
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares or	Grant Date Fair Value of Stock and Option

Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (#)	Awards ($)

Allan S. Kitagawa	—	127,669	255,337	383,006	—	—	—	—	—
	5/23/17	—	—	—	2,486	4,971	7,457	4,972	288,557

Melvin M. Miyamoto	—	10,399	20,797	31,196	—	—	—	—	—
	5/23/17	—	—	—	203	405	608	406	23,537

Vernon Hirata	—	48,208	96,416	144,623	—	—	—	—	—
	5/23/17	—	—	—	938	1,876	2,814	1,878	108,947

Ralph Y. Nakatsuka	—	48,208	96,416	144,623	—	—	—	—	—
	5/23/17	—	—	—	938	1,876	2,814	1,878	108,947

Richard K.C. Lau	—	12,083	24,165	36,248	—	—	—	—	—
	5/23/17	—	—	—	236	471	707	472	27,368

For the year ended December 31, 2017, cash payments under our Annual Incentive Plan were paid in March 2018 in the amounts listed in the "Summary Compensation Table." For a discussion of this plan, see "Compensation Discussion and Analysis — 2017 Annual Incentive Plan Payouts."

For the year ended December 31, 2017, equity awards were made under the 2017 LTIP Program, and consisted of performance-vested restricted stock units and time-vested restricted stock units. For a discussion of this plan, see "Compensation Discussion and Analysis—2017 LTIP Program."

36    2018 Proxy Statement

Outstanding Equity Awards at Year End.    The following table sets forth information with respect to outstanding equity awards as of December 31, 2017 for the Named Executive Officers.

Outstanding Equity Awards At December 31, 2017
	Option Awards				Stock Awards

Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(3)	Equity Incentive Plan Awards: Market Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)

Allan S. Kitagawa	50,000	—	17.36	08/19/2020	4,972	153,486	4,971	153,455

Melvin M. Miyamoto	19,524	—	17.36	08/19/2020	406	12,533	405	12,502

Vernon Hirata	72,410	—	17.36	08/19/2020	1,878	57,974	1,876	57,912

Ralph Y. Nakatsuka	116,430	—	17.36	08/19/2020	1,878	57,974	1,876	57,912

Richard K.C. Lau	—	—	17.36	08/19/2020	472	14,571	471	14,540

(1)
Time-vested restricted stock units vest May 25, 2018, 2019 and 2020 as follows: Mr. Kitagawa, 1,657 shares, 1,657 shares and 1,658 shares; Mr. Miyamoto, 135 shares, 135 shares and 136 shares; Messrs. Hirata and Nakatsuta, 626 shares on each date; and Mr. Lau, 157 shares, 157 shares and 158 shares.

(2)
Computed using the fair market value of the shares based on the Company's closing stock price of $30.87 on December 29, 2017.

(3)
The performance-based restricted stock units vest within 120 days from the performance period ends upon the achievement of performance goals, as measured over a three-year period (2017 to 2019).

Option Exercises and Stock Vested.    The following table sets forth information with respect to option exercises during the year ended December 31, 2017 for the Named Executive Officers. No stock awards vested during the year ended December 31, 2017.

Option Exercises And Stock Vested For The Year Ended December 31, 2017
	Option awards		Stock awards

Name	Number of shares acquired on exercise (#)	Value realized on exercise ($)	Number of shares acquired on vesting (#)	Value realized on vesting ($)

Allan S. Kitagawa	76,419	1,144,750	—	—

Melvin M. Miyamoto	—	—	—	—

Vernon Hirata	75,760	1,084,085	—	—

Ralph Y. Nakatsuka	30,070	452,400	—	—

Richard K.C. Lau	19,524	277,436	—	—

Equity awards set forth in the tables above were granted pursuant to the Territorial Bancorp Inc. 2010 Equity Incentive Plan. Time-based stock options that were granted in 2010 have fully vested. For all of the 2010 grants, an amount equal to 50% of the total awards (net of taxes) must be retained by the grantee until termination of employment. The long vesting period, no automatic vesting upon retirement, and the

    2018 Proxy Statement    37

mandatory holding requirement for 50% of each award, are all intended to ensure that the grants are viewed as long-term incentive compensation. For the year ended December 31, 2017, equity awards were made under the 2017 LTIP Program, and consisted of performance-vested restricted stock units and time-vested restricted stock units. For awards made in 2017, there is no stock retention period; executive officers remain subject to our stock ownership guidelines.

Stock option grants are intended to be incentive stock options to the extent permissible under applicable law. Stock options are generally exercisable for three months after termination of employment and for one year following death or disability. Restricted stock granted pursuant to a restricted stock award is entitled to vote and to receive dividends, even while the award is unvested. The rate of dividends paid on shares of restricted stock is not preferential.

Employment Agreements.    Territorial Savings Bank has entered into separate employment agreements with Messrs. Kitagawa, Hirata, and Nakatsuka (referred to below as the "executives" or "executive"). Territorial Bancorp Inc. has entered into separate employment agreements with each executive, which have essentially identical provisions as the Territorial Savings Bank agreements, except that the employment agreements will provide that Territorial Bancorp Inc. will make any payments not made by Territorial Savings Bank under its agreements with the executives and that the executives will not receive any duplicate payments. Our continued success depends to a significant degree on the skills and competence of these officers, and the employment agreements are intended to ensure that we maintain a stable management base following the offering.

The employment agreements each provide for three-year terms, subject to annual renewal by the Board of Directors for an additional year beyond the then-current expiration date. The current base salaries under the employment agreements are $851,124 for Mr. Kitagawa, $337,454 for Mr. Hirata, and $337,454 for Mr. Nakatsuka. The agreements also provide for participation in employee benefit plans and programs maintained for the benefit of senior management personnel, including discretionary bonuses, participation in stock-based benefit plans, and certain fringe benefits as described in the agreements.

Upon termination of an executive's employment for cause, as defined in each of the agreements, the executive will receive no further compensation or benefits under the agreement. If we terminate the executive for reasons other than for cause or if the executive terminates voluntarily under specified circumstances that constitute constructive termination, the executive will receive an amount equal to the base salary and cash bonus and employer contributions to benefit plans that would have been payable for the remaining term of the agreement. We will also continue to pay for each executive's life, health, and dental coverage for up to three years, with the executive responsible for his share of the employee premium.

If the executive terminates employment for any reason other than for cause within 12 months following a change in control, the executive will receive the greater of (a) the amount he would have received if we terminated the executive for a reason other than for cause or if the executive voluntarily terminated under specified circumstances that constitute constructive termination (as described in the immediately preceding paragraph), or (b) three times his prior five-year average of taxable compensation less one dollar. We will also continue to pay for each executive's life, health, and dental coverage for up to three years, with the executive responsible for his share of the employee premium.

Upon termination of employment (other than a termination in connection with a change in control), each executive will be required to adhere to a one-year noncompetition provision. The executive will be required to release us from any and all claims in order to receive any payments and benefits under his agreement. We will agree to pay all reasonable costs and legal fees of the executives in relation to the enforcement of the employment agreements, provided the executives succeed on the merits in a legal judgment, arbitration proceeding, or settlement. The employment agreements also provide for indemnification of the executives to the fullest extent legally permissible.

Mr. Miyamoto and Mr. Lau do not have employments agreements. However, they participate in the separation pay plan described below.

38    2018 Proxy Statement

Separation Pay Plan.    The Territorial Savings Bank Separation Pay Plan provides severance benefits to eligible employees whose employment is involuntarily terminated within 24 months after a change in control of Territorial Bancorp Inc. All regular employees who do not receive severance pay under an employment or change in control agreement are participants in this plan. Terminated employees will receive a severance payment of one month of base compensation for each year of service, up to a maximum of 24 months of base compensation, and employees who are at the level of Senior Vice President or above will receive a minimum severance payment of 12 months of base compensation. In addition, terminated employees who are at the level of Senior Vice President and above will also be eligible to continue to participate in our health insurance plan for up to one year, with the employee responsible for their share of the employee premium.

Pension Benefits

The following table sets forth the actuarial present value of each named executive officer's accumulated benefit under our pension plan, along with the number of years of credited service, and for Messrs. Kitagawa, Hirata, and Nakatsuka, the value of their benefits in each of their supplemental executive retirement agreements.

Pension Benefits at and for the Year Ended December 31, 2017
Name	Plan Name	Number of Years Credited Service	Present Value of Accumulated Benefit(1) ($)	Payments During Last Fiscal Year ($)

Allan S. Kitagawa	Pension Plan	23	1,356,085	$127,735
	Supplemental Executive Retirement Agreement	N/A	6,349,107	—

Melvin M. Miyamoto	Pension Plan	25	452,865	—

Vernon Hirata	Pension Plan	23	763,518	—
	Supplemental Executive Retirement Agreement	N/A	1,316,393	—

Ralph Y. Nakatsuka	Pension Plan	1	24,167	—
	Supplemental Executive Retirement Agreement	N/A	1,430,590	—

Richard K.C. Lau	Pension Plan	27	889,837	91,364

(1)
Present value of accumulated benefits under the pension plan and the supplemental executive retirement agreement as of December 31, 2017, determined using interest rate and mortality rate assumptions consistent with those used for our financial reporting purposes, assuming that the executive's normal retirement age is his retirement date. The valuation method and all material assumptions applied in quantifying the present value of the current accrued benefit are set forth in the footnotes to the consolidated financial statements.

Pension Plan.    Territorial Savings Bank sponsors the Territorial Savings Bank Employee Retirement Plan, a defined benefit pension plan that covers substantially all of our employees. Employees become eligible for participation in the pension plan on the first day of the calendar month on or after completing one year of service and attaining age 21. Effective December 31, 2008, the pension plan was frozen, such that no further benefit accruals will be earned after that date; however, participants will continue to earn vesting credit.

    2018 Proxy Statement    39

Participants in the pension plan become fully vested in their retirement benefits upon completion of five years of service. They also become 100% vested upon attaining age 65 or upon death. A participant who terminates employment on or after reaching age 65 is entitled to the full retirement benefit. A participant's normal retirement benefit is generally based on a formula that takes into account the amount credited under the pension plan for service before January 1, 1984, and the amount credited under the pension plan for service from 1984 to 1998 and the amount credited from 1998 to 2008, as well as salary and certain other compensation. The plan does not grant additional years of service for any purpose.

The pension plan permits early retirement at age 55. Participants who retire after age 65 will be entitled to the full amount of their benefit, generally calculated through their late retirement date. Eligible participants who elect an early retirement benefit will receive a reduced normal retirement benefit. As of December 31, 2017, Messrs. Nakatsuka and Miyamoto were each eligible for early retirement, and Messrs. Kitagawa, Hirata and Lau were each eligible for normal retirement.

The normal form of retirement for participants who are not married is a single life annuity. The normal form of retirement benefit for participants who are married is a 50% joint and survivor annuity. Other optional forms of benefit are available, such as an early retirement benefit, and all optional forms of benefit are the actuarial equivalent of the normal form (e.g., a participant does not receive more or less by selecting an optional form of benefit). In the event of the participant's death, benefits normally will be paid to the participant's spouse unless the spouse consents to an alternative beneficiary in writing. In the event of death any time after a participant is vested or eligible for a pension benefit, provided the participant has been married for at least one year and provided that benefits have not commenced at the time of death, the participant's spouse may either receive the full benefit when the participant would have reached age 65 or receive a reduced benefit anytime after the deceased participant would have attained age 55.

For the 2017 plan year, we did not make a contribution to the pension plan.

Supplemental Executive Retirement Agreements.    We provide supplemental executive retirement benefits to each of Messrs. Kitagawa, Hirata, and Nakatsuka. Under Mr. Kitagawa's agreement, he is entitled to receive an amount equal to the present value of $600,000 per year for 15 years payable in a lump sum on the first day of the month upon retirement after attaining age 66. Under the agreements with Messrs. Hirata and Nakatsuka, each executive will receive an annual benefit upon retirement after age 66 equal to 65% of the average of his compensation for the three years immediately preceding his termination of employment reduced by the sum of the benefits payable under the pension plan and Social Security benefits. Mr. Hirata's benefits will be paid in monthly installments for 15 years and Mr. Nakatsuka will receive a lump sum equal to the present value of installments over 15 years.

Each executive may also retire early, before attaining age 66, and receive a reduced benefit. Mr. Kitagawa will receive the amount accrued for accounting purposes as of the end of the calendar year before his termination of employment, payable in a lump sum. Messrs. Hirata's and Nakatsuka's benefits are reduced by a fraction, the numerator of which is completed years of service and the denominator of which is the executive's potential years of service if he had remained employed until age 66, with such benefits paid by lump sum for Mr. Nakatsuka and in installments for Mr. Hirata over 15 years.

For Mr. Kitagawa, if his employment is terminated within three years following a change in control, he will receive his normal retirement benefit. Messrs. Hirata and Nakatsuka will each receive 65% of their final average compensation projected to age 66, without any reduction for amounts payable under the pension plan or Social Security. All amounts are paid as a lump sum, except Mr. Hirata will receive installments for 15 years. The agreements contain change of control "tax gross up" provisions such that if a payment to any of the three executives exceeds the limit on such payments pursuant to Internal Revenue Code Section 280G, and thereby imposes an excise tax on the officer, Territorial Savings Bank, or its successor, will pay such executive additional amounts to compensate for the excise tax.

40    2018 Proxy Statement

In the event of disability or death, Messrs. Hirata and Nakatsuka will receive the same benefit as if they had terminated employment following a change in control. Upon death, Mr. Kitagawa's designee will receive a lump-sum payment equal to the present value of his projected normal retirement benefit and upon disability Mr. Kitagawa will receive a lump sum equal to the amount accrued for accounting purposes under the plan.

No benefits are payable in the event of a termination for cause.

Non-Qualified Deferred Compensation Plans

The following table provides information with respect to each non-qualified deferred compensation plan in which the Named Executive Officers participated in 2017.

Non-Qualified Deferred Compensation at and for the Year Ended December 31, 2017
Name	Plan Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)(1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)(2)

Vernon Hirata	Executive Deferred Incentive Agreement	—	—	36,374	—	548,440

(1)
The amount in this column includes above-market earnings for the executive deferred incentive agreement in the amount of $7,213, which have been reported as compensation for the year ended December 31, 2017 in the Summary Compensation Table. The account balance accrues interest at the rate of 7% per year. We ceased making contributions to the agreements for calendar years beginning after 2006 (other than the interest crediting).

(2)
Amounts attributed to above-market earnings have been reported as compensation for the years ended December 31, 2017, 2016 and 2015 in the Summary Compensation Table.

Executive Deferred Incentive Agreement.    We provide executive deferred incentive benefits to Mr. Hirata, whose agreement was frozen effective August 29, 2007. Before the agreement was frozen, it provided for the grant of annual cash awards equal to a specified percentage of base salary, based on the attainment of established criteria. Payment of all awards is deferred until the earlier of:

  ▶
  normal retirement age,

  ▶
  early termination,

  ▶
  separation from service within three years following a change in control,

  ▶
  termination due to disability, or

  ▶
  death, in which case the benefit will be paid in a lump sum.

Supplemental Employee Stock Ownership Plan.    Territorial Savings Bank adopted the Supplemental Employee Stock Ownership Plan ("Supplemental ESOP") effective January 1, 2009, to provide certain executives with benefits that they otherwise would be entitled to under the tax-qualified Employee Stock Ownership Plan ("ESOP"), but for limitations imposed by the Internal Revenue Code. During 2017, three employees participated in the Supplemental ESOP. The Compensation Committee of the Board of Directors of Territorial Savings Bank administers the Supplemental ESOP. Each year, participants in the Supplemental ESOP are credited with a dollar amount equal to the difference between the value of the shares of our common stock that would have been allocated to the participant under the tax-qualified ESOP, but for the limitations imposed by the Internal Revenue Code, and the actual value of shares of our common stock allocated to the participant under the ESOP for the relevant plan year. Participants in the Supplemental ESOP may direct the investment of their Supplemental ESOP accounts among a select group of broadly diversified

    2018 Proxy Statement    41

mutual funds selected by the Compensation Committee. Benefits are generally payable in a cash lump sum within 90 days of the first to occur of: (i) the participant's separation from service; (ii) the participant's death; (iii) the participant's disability; or (iv) a change in control of Territorial Savings Bank or Territorial Bancorp Inc., but, in order to comply with Section 409A of the Internal Revenue Code, payments will be delayed for six months for any "specified employee" (as defined in Section 409A of the Internal Revenue Code).

Potential Payments on Termination or Change in Control

Assuming that each of our Named Executive Officers terminated employment as of December 31, 2017, they would have been entitled to certain payments and benefits, as set forth in the following tables. Information with respect to Messrs. Kitagawa, Hirata and Nakatsuka is based upon their employment agreements. No other named executive officer was a party to an employment agreement as of December 31, 2017. There are no payments or benefits payable solely on account of a change in control.

Allan S. Kitagawa

Payments	Termination for Cause	Termination Without Cause or Resignation for Good Reason		Termination Without Cause or Resignation for Good Reason Following a Change-in- Control of the Company		Death		Disability	Retirement(14)

Cash Severance	$—	$2,467,293	(1)	$7,536,185	(2)	$141,854	(3)	$—	$—

Prorata Bonus Payment(4)	—	—		—		517,071		517,071	517,071

Retirement Benefit Enhancement(5)	—	—		—		—		—	—

Welfare Benefit Values(6)	—	22,491		22,491		—		—	—

Equity Awards Vesting Acceleration(13)	—	72,813		196,454		196,454		196,454	42,968

Excise tax and Gross-Up	—	—		—		—		—	—

Total	$—	$2,562,597		$7,755,130		$855,379		$713,525	$560,039

Melvin M. Miyamoto

Payments	Termination for Cause	Termination Without Cause or Resignation for Good Reason	Termination Without Cause or Resignation for Good Reason Following a Change-in- Control of the Company	Death	Disability	Retirement

Cash Severance(7)	$—	$—	$308,112	$—	$—	$—

Prorata Bonus Payment(12)	—	—	—	25,408	25,408	—

Retirement Benefit Enhancement	—	—	—	—	—	—

Healthcare Benefit Values(8)	—	—	5,148	—	—	—

Equity Awards Vesting Acceleration(13)	—	5,937	16,033	16,033	16,033	—

Excise tax and Gross-Up	—	—	—	—	—	—

Total	$—	$5,937	$329,293	$41,441	$41,441	$—

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 Vernon Hirata

Payments	Termination for Cause	Termination Without Cause or Resignation for Good Reason		Termination Without Cause or Resignation for Good Reason Following a Change-in- Control of the Company		Death		Disability	Retirement(14)

Cash Severance	$—	$1,139,064	(1)	$3,261,755	(2)	$53,564	(3)	$—	$—

Prorata Bonus Payment	—	—		—		255,664		255,664	255,664

Retirement Benefit Enhancement	—	—		1,045,587		2,250,448		1,045,587	—

Welfare Benefit Values	—	22,491	(6)	22,491	(6)	—		—	—

Equity Awards Vesting Acceleration(13)	—	27,489		74,191		74,191		74,191	16,216

Excise tax and Gross-Up(11)	—	—		530,406		—		—	—

Total	$—	$1,189,044		$4,934,430		$2,633,867		$1,375,442	$271,880

Ralph Y. Nakatsuka

Payments	Termination for Cause	Termination Without Cause or Resignation for Good Reason		Termination Without Cause or Resignation for Good Reason Following a Change-in- Control of the Company		Death		Disability		Retirement

Cash Severance(1)	$—	$1,259,023	(1)	$3,038,555	(2)	$53,564	(3)	$270,735	(9)	$—

Prorata Bonus Payment(2)	—	—		—		255,664		255,664		—

Retirement Benefit Enhancement	—	—		829,122		1,963,337		829,122		—

Welfare Benefit Values	—	22,893	(6)	22,893	(6)	—		21,770	(10)	—

Equity Awards Vesting Acceleration(13)	—	27,489		74,191		74,191		74,191		—

Excise Tax and Gross-Up(11)	—	—		416,044		—		—		—

Total	$—	$1,309,405		$4,380,805		$2,346,756		$1,451,482		$—

    2018 Proxy Statement    43

 Richard K.C. Lau

Payments	Termination for Cause	Termination Without Cause or Resignation for Good Reason	Termination Without Cause or Resignation for Good Reason Following a Change-in- Control of the Company	Death	Disability	Retirement(14)

Cash Severance(7)	$—	$—	$358,004	$—	$—	$—

Prorata Bonus Payment(12)	—	—	—	29,522	29,522	29,522

Retirement Benefit Enhancement	—	—	—	—	—	—

Healthcare Benefit Values(8)	—	—	7,248	—	—	—

Equity Awards Vesting Acceleration(13)	—	6,905	18,643	18,643	18,643	4,072

Excise Tax and Gross-Up	—	—	—	—	—	—

Total	$—	$6,905	$383,895	$48,165	$48,165	$33,594

(1)
Represents a lump-sum payment equal to the base salary and retirement benefits (e.g., 401K and ESOP contributions) the executive would have received for the remaining term of his employment agreement (25 months as of December 31, 2017) and annual bonus actually earned in the calendar year preceding the year of termination.

(2)
Represents a lump-sum payment equals to three times the executive's prior five-year average of taxable compensation less one dollar.

(3)
Represents a lump-sum payment equal to the executive's current base salary for 60 days.

(4)
The annual incentive plan provides a pro-rata payout for outstanding awards based on actual performance after the performance period ends. The actual earned amounts are included for the awards of which the performance period ended on December 31, 2017 (2017 short-term, 2015 to 2017 LTIP based on three-year ROAE performance and 2016 to 2017 LTIP based on two-year Total Shareholder Return). The pro-rata target amounts are included for the awards with a pending performance period (2016 to 2018 LTIP based on three-year ROAE performance).

(5)
Mr. Kitagawa has already attained the retirement eligible age, age 66, under his Supplemental Executive Retirement Agreement ("SERP"). Therefore, no retirement benefit enhancement will be provided upon termination.

(6)
Represents the estimated cost of continuing welfare benefit (medical, dental, vision and life insurance) for three years.

(7)
Amount listed represents a lump-sum payment equals to two times the executive's annual salary.

(8)
Amount listed represents the estimated cost of continuing healthcare benefit (medical, dental and vision) for one year.

(9)
Represents a lump-sum payment equals to 3/4 monthly salary (excluding long-term disability insurance benefit) until retirement and the annual bonus received in the calendar year preceding the year of termination.

(10)
Represents the estimated cost of continuing welfare benefits until the normal retirement age of 65.

(11)
SERP arrangement provides excise tax gross-up for SERP payment only.

(12)
The annual incentive plan provides a pro-rata payout for the termination year based on actual performance after the performance period ends. The actual incentive is included for the year ended December 31, 2017.

(13)
Time-vested restricted stock units ("TRSUs") vest immediately upon death, disability and termination upon a change in control. The pro-rata portion of TRSUs that will vest upon Termination without Cause or Resignation for Good Reason is based on the number of months served during the vesting period. The pro-rata portion of performance-based restricted stock units ("PRSUs") that vest after the performance period ends is based on actual performance and the number of months served during the performance period for Termination without Cause or Resignation for Good Reason, Death, Disability and Retirement. For Termination without Cause or for Good Reason Following a Change-in-Control of the Company, the pro-rata portion of performance-based RSUs that vest immediately is based on actual performance measured on the most recently completed fiscal quarter and the number of months served during the performance period.

(14)
The individual has past the normal retirement age and is eligible for retirement treatment for certain incentives (2017 short-term incentive, cash LTIPs and pro-rata vesting of PRSUs).

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Tax-Qualified Benefit Plans

Territorial Savings Bank 401(k) Plan.    We sponsor the Territorial Savings Bank 401(k) Plan, a tax-qualified defined contribution plan, for all employees who have satisfied the plan's eligibility requirements. Employees may begin deferring their compensation and are eligible to receive matching contributions and profit-sharing contributions as of the first day of the month following the completion of 12 months of employment during which they worked at least 1,000 hours. All contributions are 100% vested.

Employee Stock Ownership Plan.    Effective January 1, 2009, Territorial Savings Bank adopted an employee stock ownership plan for eligible employees. Eligible employees who have attained age 21 generally begin participation in the ESOP on the later of the effective date of the ESOP on or after the eligible employee's completion of 1,000 hours of service during a continuous 12-month period.

The ESOP trustee purchased, on behalf of the ESOP, 978,650 shares of our common stock issued in the offering. The ESOP funded its stock purchase with a loan from us equal to the aggregate purchase price of the common stock. The loan will be repaid principally through Territorial Savings Bank's contribution to the ESOP and dividends payable on common stock held by the ESOP over the anticipated 20-year term of the loan. The interest rate for the ESOP loan is an adjustable rate equal to the prime rate, as published in The Wall Street Journal, which adjusts annually.

The trustee holds the shares purchased by the ESOP in an unallocated suspense account, and shares will be released from the suspense account on a pro-rata basis as we repay the loan. The trustee will allocate the shares released among participants on the basis of each participant's proportional share of compensation relative to all participants. Participants become 100% vested upon the completion of three years of service. Participants who were employed by Territorial Savings Bank immediately prior to the offering received credit for vesting purposes for years of service prior to adoption of the ESOP. Participants also will become fully vested automatically upon normal retirement, death, or disability, a change in control, or termination of the ESOP. Generally, participants will receive distributions from the ESOP upon separation from service. The ESOP reallocates any unvested shares forfeited upon termination of employment among the remaining participants.

The ESOP permits participants to direct the trustee as to how to vote the shares of common stock allocated to their accounts. The trustee votes unallocated shares and allocated shares for which participants do not provide instructions on any matter in the same ratio as those shares for which participants provide instructions, subject to fulfillment of the trustee's fiduciary responsibilities.

Under applicable accounting requirements, Territorial Savings Bank records compensation expense for the ESOP at the fair market value of the shares as they are committed to be released from the unallocated suspense account to participants' accounts. The compensation expense resulting from the release of the common stock from the suspense account and allocation to plan participants results in a corresponding reduction in our earnings.

CEO Pay Ratio

As mandated by the Dodd-Frank Wall Street Reform and Consumer Protection Act, the Securities and Exchange Commission adopted a rule requiring annual disclosure of the annual total compensation for both the median employee and chief executive officer (the "CEO") along with the ratio of the median employee's annual total compensation to the CEO's annual total compensation.

We identified the median employee by using the total taxable wages as reported in Box 1 of the Internal Revenue Service Form W-2 and adding back to pay deductions under Internal Revenue Code Sections 125 or 401(k). This list included all employees, as of December 31, 2017, with the exception of our CEO. No

    2018 Proxy Statement    45

adjustments were made for part-time employees, and we did not annualize the compensation of full-time employees who were employed on December 31, 2017 but who were not employed for the full year.

Total compensation for this median employee was determined in the same manner as the "Total Compensation" shown for our CEO in the Summary Compensation Table. The Company's contribution to the company-wide employee health and insurance plans were also added.

	CEO	Median Employee

Summary Compensation Table Amount	$1,860,205	$47,187

Company Contributions To Health and Insurance Plans	$8,344	$6,773

Total Pay	$1,868,549	$53,960

CEO Pay Ratio 35 to 1

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis that is required by the rules established by the Securities and Exchange Commission. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this proxy report.

Compensation Committee of the Board of Directors of
Territorial Bancorp Inc.

Kirk W. Caldwell (Chairman)
Howard Y. Ikeda
Richard I. Murakami

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee determines the salaries to be paid each year to the Chief Executive Officer and those executive officers who report directly to the Chief Executive Officer. The Compensation Committee consists of Directors Caldwell, who serves as Chairman; Ikeda; and Richard Murakami. None of these individuals was an officer or employee of Territorial Bancorp Inc. during the year ended December 31, 2017, or is a former officer of Territorial Bancorp Inc. For the year ended December 31, 2017, none of the members of the Compensation Committee had any relationship requiring disclosure under "Transactions with Certain Related Persons."

During the year ended December 31, 2017, (i) no executive officer of Territorial Bancorp Inc. served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served on the Compensation Committee of Territorial Bancorp Inc.; (ii) no executive officer of Territorial Bancorp Inc. served as a director of another entity, one of whose executive officers served on the Compensation Committee of Territorial Bancorp Inc.; and (iii) no executive officer of Territorial Bancorp Inc. served as a member of the Compensation Committee (or other board committee performing equivalent functions or, in the absence of any such committee, the entire Board of Directors) of another entity, one of whose executive officers served as a director of Territorial Bancorp Inc.

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Section 16(a) Beneficial Ownership Reporting Compliance

Our executive officers and directors, and beneficial owners of greater than 10% of our outstanding shares of common stock are required to file reports with the Securities and Exchange Commission disclosing beneficial ownership and changes in beneficial ownership of our common stock. Securities and Exchange Commission rules require disclosure if an executive officer, director, or 10% beneficial owner fails to file these reports on a timely basis.

Based solely on the review of copies of the reports we have received and written representations provided to us from the individuals required to file the reports, Vice Chairman, Co-Chief Operating Officer, General Counsel and Corporate Secretary Vernon Hirata filed a late Form 4 to report the exercise of stock options, and we believe that each of our executive officers and directors otherwise complied with applicable reporting requirements for transactions in Territorial Bancorp Inc. common stock during the year ended December 31, 2017.

Transactions with Certain Related Persons

The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Territorial Savings Bank to our executive officers and directors in compliance with federal banking regulations.

At December 31, 2017, all of our loans to directors and executive officers were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Territorial Savings Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2017, and were made in compliance with federal banking regulations.

The brother of Director Francis Tanaka is a non-executive employee of Territorial Savings Bank. For the year ended December 31, 2017, Mr. Tanaka's brother was paid $187,486 in total compensation by Territorial Savings Bank.

Pursuant to Territorial Bancorp Inc.'s Policy and Procedures for Approval of Related Person Transactions, the Audit Committee periodically reviews, no less frequently than once a year, a summary of transactions in excess of $50,000 with our directors, executive officers, and their family members, for the purpose of determining whether the transactions are within our policies and should be ratified and approved. Additionally, pursuant to our Code of Ethics and Business Conduct, all of our executive officers and directors must disclose any existing or emerging conflicts of interest to our Chairman of the Board and Chief Executive Officer. Such potential conflicts of interest include, but are not limited to, the following: (i) our conducting business with or competing against an organization in which a family member of an executive officer or director has an ownership or employment interest; and (ii) the ownership of more than 1% of the outstanding securities or 5% of total assets of any business entity that does business with or is in competition with us.

Nominating and Corporate Governance Committee Procedures

General

It is the policy of the Nominating and Corporate Governance Committee of the Board of Directors of the Company to consider director candidates recommended by stockholders who appear to be qualified to serve on the Company's Board of Directors. The Nominating and Corporate Governance Committee, which is comprised solely of nonemployee directors, all of whom the Board has determined are independent in accordance with the listing standards of the NASDAQ Stock Market, Inc., may choose not to consider an

    2018 Proxy Statement    47

unsolicited recommendation if no vacancy exists on the Board of Directors and the Nominating and Corporate Governance Committee does not perceive a need to increase the size of the Board of Directors. To avoid the unnecessary use of the Nominating and Corporate Governance Committee's resources, the Nominating and Corporate Governance Committee will consider only those director candidates recommended in accordance with the procedures set forth below.

Diversity Considerations

In identifying candidates for Director, the Nominating and Corporate Governance Committee and the Board of Directors take into account (1) the comments and recommendations of Board members regarding the qualifications and effectiveness of the existing Board of Directors or additional qualifications that may be required when selecting new Board members, (2) the requisite expertise and diversity of the Board of Directors' overall membership composition, (3) the independence of outside Directors and other possible conflicts of interest of existing and potential members of the Board of Directors, and (4) all other factors it considers appropriate, including the extent to which the candidate helps the Board of Directors reflect the gender and diversity of our stockholders, employees, customers and communities.

Procedures to be Followed by Stockholders

To submit a recommendation of a director candidate to the Nominating and Corporate Governance Committee, a stockholder should submit the following information in writing to the main office of the Company, addressed to the Chairman of the Nominating and Corporate Governance Committee, care of the Corporate Secretary, Territorial Bancorp Inc., P.O. Box 135040, Honolulu, Hawaii 96801:

(1)
a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;
(2)
the name and address of the stockholder as they appear on the Company's books, and number of shares of the Company's common stock that are owned beneficially by the stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder's ownership will be required);
(3)
the name, address, and contact information for the candidate, and the number of shares of common stock of the Company that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the candidate's share ownership should be provided);
(4)
a statement of the candidate's business and educational experience;
(5)
such other information regarding the candidate as would be required to be included in the proxy statement pursuant to Securities and Exchange Commission Regulation 14A;
(6)
a statement detailing any relationship between the candidate and any customer, supplier, or competitor of the Company;
(7)
detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
(8)
a statement that the candidate is willing to be considered and willing to serve as a director if nominated and elected.

To be timely, the submission of a candidate for director by a stockholder must be received by the Corporate Secretary at least 180 days prior to the anniversary date of the proxy statement relating to the preceding year's annual meeting of stockholders.

48    2018 Proxy Statement

Process for Identifying and Evaluating Nominees

The process that the Nominating and Corporate Governance Committee follows to identify and evaluate individuals to be nominated for election to the Board of Directors is as follows.

Identification.    For purposes of identifying nominees for the Board of Directors, the Nominating and Corporate Governance Committee relies on personal contacts of the committee members and other members of the Board of Directors, as well as its knowledge of members of the communities served by Territorial Savings Bank. The Nominating and Corporate Governance Committee will also consider director candidates recommended by stockholders in accordance with the policy and procedures set forth above. The Nominating and Corporate Governance Committee has not previously used an independent search firm to identify nominees.

Evaluation.    In evaluating potential nominees, the Nominating and Corporate Governance Committee determines whether the candidate is eligible and qualified for service on the Board of Directors by evaluating the candidate under certain criteria, which are described below. If such individual fulfills these criteria, the Nominating and Corporate Governance Committee will conduct a check of the individual's background and interview the candidate to further assess the qualities of the prospective nominee and the contributions he or she would make to the Board of Directors.

Qualifications

The Nominating and Corporate Governance Committee has adopted a set of criteria that it considers when it selects individuals to be nominated for election to the Board of Directors. A candidate must meet the eligibility requirements set forth in the Company's Bylaws, which include the following.

  ▶
  A person is not qualified to serve as director if he or she: (1) is under indictment for, or has ever been convicted of, a criminal offense involving dishonesty or breach of trust and the penalty for such offense could be imprisonment for more than one year, (2) is a person against whom a banking agency has, within the past ten years, issued a cease and desist order for conduct involving dishonesty or breach of trust and that order is final and not subject to appeal, or (3) has been found either by a regulatory agency whose decision is final and not subject to appeal or by a court to have (i) breached a fiduciary duty involving personal profit, or (ii) committed a willful violation of any law, rule, or regulation governing banking, securities, commodities, or insurance, or any final cease and desist order issued by a banking, securities, commodities, or insurance regulatory agency.

  ▶
  No person may serve on the Board of Directors and at the same time be a director or officer of another cooperative bank, credit union, savings bank, savings and loan association, trust company, bank holding company, or banking association (in each case whether chartered by a state, the federal government, or any other jurisdiction) that engages in business activities in the same market area as the Company or any of its subsidiaries.

A candidate also must meet any qualification requirements set forth in any Board or Committee governing documents.

Selection Considerations

If the candidate is deemed eligible for election to the Board of Directors, the Committee will consider the following criteria in selecting nominees, as described in more detail in the Committee's Criteria for Director Nominees (which is available on our website):

  ▶
  contribution to board;

    2018 Proxy Statement    49

  ▶
  experience;

  ▶
  familiarity with and participation in local community;

  ▶
  integrity;

  ▶
  stockholder interests and dedication; and

  ▶
  independence.

The Committee will also consider any other factors it deems relevant to a candidate's nomination, including the extent to which the candidate helps the Board of Directors reflect the diversity of the Company's stockholders, employees, customers and communities. The Committee also may consider the current composition and size of the Board of Directors, the balance of management and independent directors, and the need for audit committee expertise.

The Committee may weight the foregoing criteria differently in different situations, depending on the composition of the Board of Directors at the time. The Committee will maintain at least one director who meets the definition of "audit committee financial expert" under Securities and Exchange Commission regulations.

With respect to nominating an existing director for reelection to the Board of Directors, the Nominating and Corporate Governance Committee will consider and review an existing director's board and committee attendance and performance; length of board service; experience, skills, and contributions that the existing director brings to the board; and independence.

Majority Voting Policy

The Board of Directors has adopted a majority voting policy (the "Policy"), which shall be utilized for the election of any director at any meeting of stockholders for uncontested elections and shall not be applicable for contested elections. For the purpose of the Policy, an "uncontested election" shall mean an election of directors where the only director nominees are those individuals recommended by the Board of Directors of the Company.

Pursuant to the Policy, any incumbent director nominee in an uncontested election who receives a greater number of votes "WITHHELD" than votes cast "FOR" at the stockholders meeting shall promptly tender his or her proposed resignation following certification of the stockholder vote.

The Nominating and Corporate Governance Committee will promptly consider the resignation and will recommend to the Board of Directors whether to accept the resignation or to take other action, including rejecting the resignation and addressing any apparent underlying causes of the failure of the director to obtain a majority of votes "FOR" such nominee. When considering the resignation and making its recommendation, the Nominating and Corporate Governance Committee will consider all factors deemed relevant by its members including, without limitation, the underlying reasons for the stockholder's WITHHELD votes for the director (to the extent ascertainable), the length of service and qualifications of the director, the director's contributions to the Company, whether the acceptance or rejection of the resignation will have any adverse affect on the Company's compliance with any applicable law, rule, regulation or governing document, to determine whether the acceptance of the resignation is in the best interests of the Company and its stockholders.

The Board of Directors will act on the Nominating and Corporate Governance Committee's recommendation no later than at its first regularly scheduled meeting following certification of the stockholder vote, but in any case, no later than 90 days following the certification of the stockholder vote.

50    2018 Proxy Statement

If a majority of the members of the Nominating and Corporate Governance Committee are required to tender a resignation at the same election, then the other independent directors will appoint a special board committee amongst themselves solely for the purpose of considering the resignations and will recommend to the Board whether to accept, reject or take other action as to the resignations.

Submission of Business Proposals and Stockholder Nominations

The Company must receive proposals that stockholders seek to include in the proxy statement for the Company's next annual meeting no later than December 18, 2018. If next year's annual meeting is held on a date more than 30 calendar days from May 17, 2019, a stockholder proposal must be received by a reasonable time before the Company begins to print and mail its proxy solicitation for such annual meeting. Any stockholder proposals will be subject to the requirements of the proxy rules adopted by the Securities and Exchange Commission.

The Company's Bylaws generally provide that any stockholder desiring to make a proposal for new business at an annual meeting of stockholders or to nominate one or more candidates for election as directors must submit written notice filed with the Secretary of the Company not less than 80 days nor more than 90 days prior to any such annual meeting; provided, however, that if less than 90 days notice or prior public disclosure of the date of the annual meeting is given to stockholders, such written notice shall be delivered or mailed to and received by the Secretary of the Corporation at the principal executive office of the Corporation not later than the tenth day following the day on which notice of the meeting was mailed to stockholders or such public disclosure was made. The 2019 annual meeting of stockholders is expected to be held May 16, 2019. For the 2019 annual meeting of stockholders, the notice would have to be received between February 15, 2019 and February 25, 2019. The stockholder must also provide certain information in the notice, as set forth in the Company's Bylaws. Failure to comply with these advance notice requirements will preclude such nominations or new business from being considered at the meeting.

Nothing in this proxy statement or our Bylaws shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

Stockholder Communications

The Company encourages stockholder communications to the Board of Directors and/or individual directors. All communications from stockholders should be addressed to: Board of Directors, Territorial Bancorp Inc., P.O. Box 135040, Honolulu, Hawaii 96801. Communications to individual directors should be sent to such director at the Company's address. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:

  ▶
  forward the communication to the director or directors to whom it is addressed;

  ▶
  attempt to handle the inquiry directly (for example, where it is a request for information about the Company or a stock-related matter); or

  ▶
  not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.

At each Board meeting, the Corporate Secretary will present a summary of all communications received since the last meeting that were not forwarded and make those communications available to the directors.

    2018 Proxy Statement    51

Miscellaneous

The Company will pay the cost of this proxy solicitation. The Company will reimburse brokerage firms and other custodians, nominees, and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of the Company. Additionally, directors, officers, and other employees of the Company may solicit proxies personally or by telephone without receiving additional compensation. The Company has retained Laurel Hill Advisory Group, LLC to assist the Company in soliciting proxies, and has agreed to pay Laurel Hill Advisory Group, LLC a fee of $7,500.00 plus out-of-pocket expenses and charges for telephone calls made and received in connection with the solicitation.

The Company's Annual Report to Stockholders has been included with this proxy statement. Any stockholder who has not received a copy of the Annual Report may obtain a copy by writing to the Corporate Secretary of the Company. The Annual Report is not to be treated as part of the proxy solicitation material or as having been incorporated by reference into this proxy statement.

If you and others who share your address own your shares in "street name," your broker or other holder of record may be sending only one annual report and proxy statement to your address. This practice, known as "householding," is designed to reduce our printing and postage costs. However, if a stockholder residing at such an address wishes to receive a separate annual report or proxy statement in the future, he or she should contact the broker or other holder of record. If you own your shares in "street name" and are receiving multiple copies of our annual report and proxy statement, you can request householding by contacting your broker or other holder of record.

Whether or not you plan to attend the annual meeting, please vote by marking, signing, dating, and promptly returning the enclosed proxy card in the enclosed envelope.

Important Notice Regarding the Availability of Proxy Materials

The Company's Proxy Statement, the Notice of the Annual Meeting of Stockholders, and the 2017 Annual Report to Stockholders are each available on the Internet at www.proxyvote.com.

BY ORDER OF THE BOARD OF DIRECTORS

Vernon Hirata Corporate Secretary

Honolulu, Hawaii
April 17, 2018

52    2018 Proxy Statement

1132 Bishop Street, Suite 2200 Honolulu, Hawaii 96813 808.946.1400

TERRITORIAL BANCORP INC. ATTN: WALTER IDA P.O. BOX 135040 HONOLULU, HI 96801-5040

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 16, 2018. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 16, 2018. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK  BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E45054-P07815	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

TERRITORIAL BANCORP INC.	For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:

1.	Election of Directors ☐	☐	☐

Nominees:

01) Allan S. Kitagawa 02) Richard I. Murakami

The Board of Directors recommends you vote FOR proposals 2 and 3.					For	Against	Abstain

2.	The ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the year ending December 31, 2018;				☐	☐	☐

3.	An advisory (non-binding) resolution to approve our executive compensation as described in the proxy statement; and				☐	☐	☐

To transact such other business as may properly come before the meeting and any adjournment or postponement thereof. The Board of Directors is not aware of any such other business at this time.

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally, but only one signature is required. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date			Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Notice and Proxy Statement and Annual Report to Stockholders are available at www.proxyvote.com.

E45055-P07815

TERRITORIAL BANCORP INC.

Annual Meeting of Stockholders

May 17, 2018 8:30 A.M.

This proxy is solicited by the Board of Directors

The undersigned hereby appoints the members of the official proxy committee of Territorial Bancorp Inc., or any of them, with full power of substitution in each, to act as proxy for the undersigned, and to vote all shares of common stock of the Company which the undersigned is entitled to vote only at the Annual Meeting of Stockholders to be held at 8:30 a.m. local time on May 17, 2018, at 1132 Bishop Street, Suite 611, Honolulu, Hawaii 96813, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side